                    -----------------------

                 MASTER REIMBURSEMENT AGREEMENT

                   DATED AS OF JULY 1, 1996

                         BY AND BETWEEN

             FEDERAL NATIONAL MORTGAGE ASSOCIATION

                             AND

              OTC APARTMENTS LIMITED PARTNERSHIP

                    -----------------------

                     TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                  ARTICLE I.

                                 DEFINITIONS
SECTION 1.1     General Interpretative Principles. . . . . . . . . . . . .  3
SECTION 1.2     Defined Terms. . . . . . . . . . . . . . . . . . . . . . .  4
SECTION 1.3     Interpretation . . . . . . . . . . . . . . . . . . . . . . 24

                                  ARTICLE II.

                  REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 2.1     Representations and Warranties of Owner. . . . . . . . . . 24
SECTION 2.2     Affirmative Covenants of Owner . . . . . . . . . . . . . . 36
SECTION 2.3     Negative Covenants of Owner. . . . . . . . . . . . . . . . 44
SECTION 2.4     Certain Covenants With Respect to Bond Transactions. . . . 46
SECTION 2.5     Certain Covenants With Respect to Village Creek Project. . 46

                                  ARTICLE III.

                     FEES AND EXPENSES; INDEMNIFICATION
SECTION 3.1     Fees and Expenses. . . . . . . . . . . . . . . . . . . . . 47
SECTION 3.2     Payment of Fees and Expenses . . . . . . . . . . . . . . . 49
SECTION 3.3     Guaranty Fee; Olympiad Project Stand-By Fee;
                Eden Crossing Project Stand-By Fee . . . . . . . . . . . . 49
SECTION 3.4     Indemnification. . . . . . . . . . . . . . . . . . . . . . 50
SECTION 3.5     Liability of Owner . . . . . . . . . . . . . . . . . . . . 52
SECTION 3.6     Fannie Mae and Servicer Not Liable . . . . . . . . . . . . 52
SECTION 3.7     Waivers and Consents . . . . . . . . . . . . . . . . . . . 53
SECTION 3.8     Application of Payments. . . . . . . . . . . . . . . . . . 53
SECTION 3.9     Pledge of Rights to Certain Funds and Investments. . . . . 53
SECTION 3.10    Cash Collateral. . . . . . . . . . . . . . . . . . . . . . 54
SECTION 3.11    Nonrecourse Obligations. . . . . . . . . . . . . . . . . . 54

                                   ARTICLE IV.

ALLOCABLE FACILITY AMOUNTS; SUBSTITUTION, RELEASE, AND ADDITION OF PROPERTIES

SECTION 4.1     Allocable Facility Amount; Facility Reduction Credits. . . 57
SECTION 4.2     Substitution of Additional Mortgaged Properties  . . . . . 57
SECTION 4.3     Release of Properties. . . . . . . . . . . . . . . . . . . 58
SECTION 4.4     Addition of New Properties to the Credit Facility. . . . . 59


                                  (i)

                                                                          Page
                                                                          ----

SECTION 4.5     Certain Permitted Transfers of Properties. . . . . . . . . 60
SECTION 4.6     Credit Enhancement of Olympiad Project . . . . . . . . . . 62
SECTION 4.7     Certain Permitted Transfers of Ownership Interests . . . . 66
SECTION 4.8     Credit Enhancement of Eden Crossing Project. . . . . . . . 66

                                ARTICLE V.

               SERVICING; REPLACEMENT OF CREDIT ENHANCEMENT
SECTION 5.1     Servicing. . . . . . . . . . . . . . . . . . . . . . . . . 70
SECTION 5.2     Replacement of Fannie Mae Credit Enhancement . . . . . . . 71

                                 ARTICLE VI.

                       EVENTS OF DEFAULT AND REMEDIES
SECTION 6.1     Events of Default. . . . . . . . . . . . . . . . . . . . . 72
SECTION 6.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 75

                                ARTICLE VII.

                               MISCELLANEOUS
SECTION 7.1     Waivers, Amendments  . . . . . . . . . . . . . . . . . . . 77
SECTION 7.2     Survival of Representation and Warranties. . . . . . . . . 77
SECTION 7.3     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 7.4     Payment Procedure. . . . . . . . . . . . . . . . . . . . . 79
SECTION 7.5     Continuing Obligation. . . . . . . . . . . . . . . . . . . 79
SECTION 7.6     Satisfaction Requirement . . . . . . . . . . . . . . . . . 79
SECTION 7.7     Consent of Fannie Mae. . . . . . . . . . . . . . . . . . . 79
SECTION 7.8     Governing Law. . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 7.9     Jurisdiction, Consent to Service . . . . . . . . . . . . . 80
SECTION 7.10    Waivers of Jury Trial. . . . . . . . . . . . . . . . . . . 81
SECTION 7.11    Counterparts . . . . . . . . . . . . . . . . . . . . . . . 81
SECTION 7.12    Severability . . . . . . . . . . . . . . . . . . . . . . . 81
SECTION 7.13    Business Days. . . . . . . . . . . . . . . . . . . . . . . 81
SECTION 7.14    Entire Agreement . . . . . . . . . . . . . . . . . . . . . 81
SECTION 7.15    Headings . . . . . . . . . . . . . . . . . . . . . . . . . 82
SECTION 7.16    Further Assurances and Corrective Instruments. . . . . . . 82
SECTION 7.17    Assignment; Transfers; Third-Party Rights. . . . . . . . . 82
SECTION 7.18    Waiver of Claims . . . . . . . . . . . . . . . . . . . . . 82
SECTION 7.19    Disclaimer; Acknowledgements . . . . . . . . . . . . . . . 83
SECTION 7.20    Conflicts Between Agreements . . . . . . . . . . . . . . . 83



                                     (ii)

                                                                        Page
                                                                        ----
EXHIBIT A      BOND PROPERTIES
EXHIBIT B      ADDITIONAL MORTGAGED PROPERTIES
EXHIBIT C      SCHEDULE OF TRANSACTION DOCUMENTS
EXHIBIT D      PERMITTED LIENS
EXHIBIT E      FORM OF NEW PROPERTY CONFIRMATION
EXHIBIT F      DIAGRAM OF OWNERSHIP STRUCTURE
EXHIBIT G      EXCEPTIONS TO INDEPENDENT UNIT REPRESENTATIONS IN
               SECTION 2.1(z)
EXHIBIT H      ALLOCABLE FACILITY AMOUNTS AS OF THE FANNIE MAE
               FACILITY CLOSING DATE
EXHIBIT I      MANAGEMENT AGREEMENTS








                                 (iii)

                      MASTER REIMBURSEMENT AGREEMENT

    THIS MASTER REIMBURSEMENT AGREEMENT is made and entered into as of this 1st day of July, 1996, by and between FEDERAL NATIONAL MORTGAGE ASSOCIATION ("FANNIE MAE"), a corporation duly organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. Section 1716 ET. SEQ., and OTC APARTMENTS LIMITED PARTNERSHIP ("OWNER"), a limited partnership duly organized and existing under the laws of Florida. The meanings of initially capitalized terms used herein and not defined are set forth in section 1.2.

                               RECITALS

     WHEREAS, Owner owns each of the five (5) multifamily housing projects described in Exhibit A (the "BOND PROPERTIES"), which Bond Properties are financed by two existing issues of tax-exempt housing bonds (each an "EXISTING BOND ISSUE"; and collectively, the "EXISTING BOND ISSUES") in accordance with two trust indentures (each an "EXISTING BOND INDENTURE"; and collectively, the "EXISTING BOND INDENTURES");

     WHEREAS, each of the Existing Bond Issues is supported by one or more first priority mortgages (the "EXISTING SECURITY INSTRUMENT") and one or more mortgage notes secured by the related Existing Security Instrument (such note, the "EXISTING MORTGAGE NOTE");

     WHEREAS, the Issuer with respect to the Existing Bond Issue relating to the Bond Properties identified on Exhibit A as Sunchase East Apartments, Orlando, Florida, Sunchase North Apartments, Orlando, Florida, Sunchase Eastbay Apartments, Clearwater, Florida and Sunchase Tampa Apartments, Tampa, Florida (the "FHFA BOND PROPERTIES") has received a request from Owner to consent to (i) the replacement of the existing credit enhancement and (ii) the current remarketing with respect to such Existing Bond Issue pursuant to the terms of the Related Act and the Existing Indenture with respect to the FHFA Bond Properties;

     WHEREAS, on or immediately prior to the Fannie Mae Facility Closing Date (as defined below), the Existing Bond Issue with respect to the FHFA Bond Properties will be purchased at the direction of the related Issuer and the bonds with respect to such Existing Bond Issue (the "REMARKETED BONDS") shall be remarketed pursuant to the Related Indenture (as defined below);

     WHEREAS, the Issuer with respect to the Existing Bond Issue relating to the Bond Property identified on Exhibit A as Boardwalk Apartments, Tamarac, Florida (the "BOARDWALK BOND PROPERTY") has received a request from Owner to issue new bonds under the Related Act in order to refinance the Boardwalk Bond Property by the current refunding of the Existing Bond Issue with respect thereto;

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     WHEREAS, on or immediately prior to the Fannie Mae Facility Closing Date
(as defined below), the Existing Bond Issue with respect to the Boardwalk
Bond Property will be repaid and new bonds (the "NEW BONDS") will be issued pursuant to the Related Indenture;

     WHEREAS, the Existing Security Instruments and Existing Mortgage Notes with respect to the Remarketed Bonds will be assigned by the holder hereof to the Issuer of the Remarketed Bonds and amended and restated (as so amended and restated, the "RESTATED SECURITY INSTRUMENTS" and the "RESTATED NOTES");

     WHEREAS, the Existing Security Instrument and Existing Mortgage Note with respect to New Bonds will be terminated and released by the holder thereof and Owner will grant the Issuer with respect to the New Bonds a new note (the "NEW NOTE") secured by a new mortgage (the "NEW SECURITY INSTRUMENT") incumbering such Bond Property;

     WHEREAS, the Restated Security Instruments, the Restated Notes, the New Note and the New Security Instrument, together with certain other collateral, will be assigned by each Issuer to the Servicer (as defined below) and thereafter further assigned by the Servicer to Fannie Mae;

     WHEREAS, each Issuer has determined that the remarketing or issuance, as the case may be, of the Bonds and the application of the proceeds thereof to fund the Mortgage Loans will promote and serve the intended purposes of, and in all respects will conform to the provisions and requirements of, the Related Acts;

     WHEREAS, each Mortgage Loan will be (a) made in accordance with the requirements of Fannie Mae and the Issuer with respect to such Mortgage Loan,
(b) evidenced by the Related Mortgage Note, (c) secured by the one or more Related Bond Mortgages, and (d) otherwise secured by the other Related Bond Documents;

     WHEREAS, Fannie Mae has agreed to provide credit enhancement for the Bonds pursuant to and in accordance with the terms of the Related Fannie Mae Pass-Through Certificates issued to the Related Trustees;

     WHEREAS, Owner owns each of the five (5) multifamily housing projects described in Exhibit B (the "ADDITIONAL MORTGAGED PROPERTIES");

     WHEREAS, in consideration of Fannie Mae agreeing to issue the Related Fannie Mae Pass-Through Certificates and in order to further evidence and secure Owner's obligations to Fannie Mae, Owner has agreed, among other things: (i) to grant Fannie Mae second priority Security Instruments on the Bond Properties; (ii) to grant Fannie Mae first priority Security
Instruments on the Additional Mortgaged Properties; (iii) to grant Fannie
Mae security interests in certain cash collateral; (iv) to pay certain fees to Fannie Mae; and (v) to reimburse Fannie Mae for amounts otherwise advanced in accordance with this Agreement and the other Transaction Documents; and

     WHEREAS, it is a condition to the execution and delivery of the Related Fannie Mae Pass-Through Certificates by Fannie Mae that Owner enter into this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, the payment of certain fees to Fannie Mae, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Fannie Mae and Owner, the parties hereto agree as follows:

                               ARTICLE I.

                              DEFINITIONS

     SECTION 1.1 GENERAL INTERPRETATIVE PRINCIPLES.

     For purposes of this Agreement, except as otherwise provided or unless the context otherwise requires:

     (a) the terms defined in section 1.2 have the meanings assigned to them in section 1.2 and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (c) references herein to "sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated sections, subsections, paragraphs and other subdivisions of this Agreement;

     (d) a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

     (e) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement;

     (f) a reference to Fannie Mae forms, guides, memos, updates or announcements shall mean such Fannie Mae forms, guides, memos, updates or announcements as the same may be amended, supplemented, otherwise modified, superseded or replaced from time to time;

     (g) the words "attorneys' fees and expenses," "legal fees and expenses," "attorneys' fees and costs," "attorneys' fees and court costs," and other words of similar import are deemed to include any actual costs and expenses incurred by Fannie Mae's in-house counsel;

          (h) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (i) the word "including" means "including, but not limited to."

     SECTION 1.2 DEFINED TERMS.

          For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     "ADDITIONAL MORTGAGED PROPERTIES" means the real properties, together with the improvements and fixtures located thereon, described in Exhibit B. "ADDITIONAL MORTGAGED PROPERTIES" shall also include each New Additional Property from and after the date of its addition to the Fannie Mae Credit Facility, and shall exclude each Released Property (which prior to such substitution or release, as applicable, was an Additional Mortgaged Property), from and after the date of such substitution or release. "ADDITIONAL MORTGAGED PROPERTY" means any one of the foregoing, individually.

     "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

     "AGGREGATE DEBT SERVICE COVERAGE RATIO" means, at any time, the ratio of
(a) the aggregate of the Net Operating Income for the applicable period for all of the Properties, to (b) the aggregate scheduled debt service due on all of the Mortgage Loans for the applicable period.

     "AGGREGATE FACILITY AMOUNT" means at any time the total amount of all Facility Amounts.

     "AGREEMENT" means this Master Reimbursement Agreement, as amended, supplemented,or otherwise modified or amended and restated from time to time in accordance with its terms.

     "ALLOCABLE FACILITY AMOUNT" means the portion of the Aggregate Facility Amount allocated to a particular Property by Fannie Mae in accordance with section 4.1.

     "ALLOCATED FACILITY REDUCTION CASH COLLATERAL" means, with respect to each Bond Property, the portion of the aggregate amount of all Facility Reduction Cash Collateral allocable to such Bond Property on a pro rata basis, as determined by Fannie Mae in its discretion.

     "ALTERATIONS" shall mean the meaning given to such term in section
2.2(o).

     "AIMCO OP" means AIMCO Properties, L.P., a Delaware limited partnership.

     "AIMCO OP PARTNERSHIP AGREEMENT" shall have the meaning given to that term in section 2.1(a).

     "AIMCO OP PARTNERSHIP CERTIFICATE" shall have the meaning given to that term in section 2.1(a).

     "AIMCO OP ORGANIZATIONAL DOCUMENTS" shall have the meaning given to that term in section 2.1(a).

     "AIMCO REIT" means Apartment Investment and Management Company, a Maryland corporation.

     "APPLICABLE LAW" means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of any Property, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Hazardous Materials Laws, (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning any Property including planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of any Property, and (e) all terms of any insurance policy that Owner is required to maintain under the Mortgages, all requirements of the issuers of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any body exercising similar functions) applicable to or affecting the operation or use of any Property or the consummation of the transactions to be effected by this Agreement or any of the other Transaction Documents.

     "ASSIGNMENT" means, individually, any assignment of mortgage with respect to a Bond Property by the related Issuer to the Servicer and any subsequent assignment of mortgage by the Servicer to Fannie Mae, as each such assignment may be amended, supplemented or, otherwise modified or amended and restated from time to time in accordance with its terms. "ASSIGNMENTS" means every such Assignment, collectively.

     "ASSIGNMENT OF MANAGEMENT AGREEMENT" means, individually, any Assignment of Management Agreement with respect to a Property by the Owner and AIMCO OP for the benefit of Fannie Mae, as such assignment may be amended, supplemented or, otherwise modified or amended and restated from time to time in accordance with its terms. "ASSIGNMENTS OF MANAGEMENT AGREEMENTS" means every such Assignment of Management Agreement, collectively.

     "BOARDWALK BOND PROPERTY" shall have the meaning given that term in the recitals to this Agreement.

     "BOND DOCUMENTS" means, collectively, the Related Bond Documents for all Bond Properties, together with all other documents, instruments and agreements, that may evidence, secure or otherwise relate to this Agreement, as each such document, agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its respective terms, and "BOND DOCUMENT" means any one of the foregoing, individually.

     "BOND FEES" shall have the meaning given that term in section 3.2(a).

     "BONDHOLDERS" with respect to any Related Bonds shall have the meaning given that term in the Related Indenture.

     "BOND MORTGAGE" means the first priority Security Instrument on each Bond Property securing the obligations of Owner under and with respect to the Related Mortgage Note and the related Mortgage Loan, and "BOND MORTGAGES" means every such Bond Mortgage, collectively.

     "BOND PROPERTIES" means the real properties, together with the improvements and fixtures located thereon, described in Exhibit A. "BOND PROPERTIES" shall also include each New Bond Property from and after the date of its addition to the Fannie Mae Credit Facility, and shall exclude each Released Property (which prior to its substitution or release, as applicable, was a Bond Property), from and after the date of such substitution or release. "BOND PROPERTY" means any one of the foregoing, individually.

     "BOND PROPERTY LOAN DOCUMENT" means, with respect to a Mortgage Loan, any of the documents, agreements or instruments granting, evidencing or securing such Mortgage Loan, including the Related Mortgage Note, the Related Mortgages, the title policy, UCC fixture filings and UCC financing statements (in each case relating to such Mortgage Loan) and the assignment, if any, of such Mortgage Loan by the prior holder thereof to the related Issuer, the Assignments of such Mortgage Loan to the Servicer and Fannie Mae, as each such document, agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its respective terms, and "BOND PROPERTY LOAN DOCUMENTS" means every such Bond Property Loan Document with respect to such Mortgage Loan, collectively.

     "BONDS" means, collectively, the Related Bonds with respect to all Mortgage Loans.

     "BOND TRANSACTION CLOSING DATE", with respect to each issue of Related Bonds, shall mean the date the Related Bonds are issued and paid for.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, a day on which the principal office of Fannie Mae is not open for business, a day on which banks located in the city in which any Related Trustee is located are authorized or obligated by law or executive order to close, or a day on which the New York Stock Exchange is closed.

     "CASH COLLATERAL" shall have the meaning given to the term "COLLATERAL" in the Cash Management Agreement.

     "CASH MANAGEMENT AGREEMENT" means, with respect to all Properties, that certain Cash Management, Security, Pledge and Assignment Agreement of even date herewith, among Owner, Fannie Mae and Servicer, as such agreement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms.

     "CASUALTY", with respect to any Property, means any damage to, or destruction or loss of, all or any portion of the Property, whether by fire or other cause.

     "CENTRAL ACCOUNT" means, the Central Account identified in the Cash Management Agreement.

     "CODE" means the Internal Revenue Code of 1954, as amended (herein the "1954 CODE" and the Internal Revenue Code of 1986), as amended (herein the "1986 CODE"), in each case to the extent made applicable to matters relating to the Bonds and the Project by Section 1313(a) of the Tax Reform Act of 1986, and with respect to a specific section thereof such reference shall be deemed to include (a) the applicable regulations promulgated or proposed under such section or any previous corresponding section, (b) any successor provision of similar import hereafter enacted, (c) any corresponding provision of any subsequent Internal Revenue Code and (d) the applicable regulations promulgated or proposed under the provisions described in (b) and
(c).

     "COLLATERAL" means all cash, Government Obligations, assets and property, real and personal (including the Bond Properties, the Additional Mortgaged Properties, the Property Accounts, the Central Account, the Cash Collateral, Facility Reduction Cash Collateral, the Replacement Reserve Accounts and all funds contained in such accounts), pledged by Owner pursuant to any Bond Document or any Mortgage Document or any other Transaction Document and the Proceeds thereof.

     "CONDEMNATION", with respect to any Property, means (a) any action or proceeding for the taking of the Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other similar manner or (b) the conveyancing of any Property under the threat or contemplation of any action or proceeding described in clause (a).

     "CONDEMNATION PROCEEDS" means the proceeds of any Condemnation.

     "CONTINGENT OBLIGATION" as to any Person (the "GUARANTEEING PERSON"), means any obligation (a) of the guaranteeing person or (b) of another Person (including any bank under any letter of credit) and with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case, guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly. By way of example the term "Contingent Obligation" shall include (without duplication) any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Owner in good faith.

     "CONTROLLED GROUP" means all members of a group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Owner, are treated as a single employer under Section 414 of the Code.

     "DETERMINATION DATE" means the first (1st) day of October of each year during the term of this Agreement.

     "DUS GUIDE" means the Fannie Mae Multifamily Delegated Underwriting and Servicing (DUS) Guide, as such DUS Guide may be amended, supplemented or otherwise modified from time to time, including by Lender Memos, Guide Updates and Guide Announcements (all references to Parts, Chapters, Sections and other subdivisions of the DUS Guide shall be deemed references to (a) the Parts, Chapters, Sections and other subdivisions in effect on the Fannie Mae Facility Closing Date and (b) any successor provisions to such Parts, Chapters, Sections and other subdivision).

     "EDEN CROSSING BONDS" means an issue of tax exempt housing finance bonds issued by the issuer with respect to the Eden Crossing Bond Transaction in order to refinance (by repurchase and a subsequent remarketing pursuant to an amended and restated trust indenture and related bond documents) or refund (by the issuance of new refunding bonds) the existing bond financing with respect to the Eden Crossing Project.

     "EDEN CROSSING BOND TRANSACTION" shall have the meaning given to such term in section 4.8.

     "EDEN CROSSING CLOSING DATE" shall have the meaning given to such term in section 4.8.

     "EDEN CROSSING COMMITMENT TERMINATION DATE" shall have the meaning given to such term in section 4.8.

     "EDEN CROSSING CREDIT ENHANCEMENT" shall have the meaning given to such term in section 4.8.

     "EDEN CROSSING MORTGAGE LOAN" shall have the meaning given to such term in section 4.8.

     "EDEN CROSSING PROJECT" shall have the meaning given to such term in section 4.8.

     "EDEN CROSSING REFUNDING DOCUMENTS" shall have the meaning given to such term in section 4.8.

     "EDEN CROSSING SUBSTITUTION TRANSACTION" shall have the meaning given to such term in section 4.8.

     "EDEN CROSSING STAND-BY FEE" shall have the meaning given to such term in section 3.3(c).

     "ENVIRONMENTAL CLAIM" means any notice of violation, claim, demand, abatement, order or other order or direction (conditional or otherwise) by any person or entity for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, resulting from or based upon (a) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Substance Activity or
(b) the violation, or alleged violation, of any Hazardous Materials Laws in connection with any Property.

     "ENVIRONMENTAL REPORTS" means any Phase I environmental report meeting the requirements of the DUS Guide, and any additional environmental report delivered to Servicer or Fannie Mae with respect to any Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

     "EVENT OF DEFAULT" shall have the meaning given that term in section 6.1.

     "EXISTING BOND ISSUES" shall have the meaning given that term in the recitals to this Agreement.

     "EXISTING BOND INDENTURE" and "EXISTING BOND INDENTURES" shall have the respective meanings given such terms in the recitals to this Agreement.

     "EXISTING MORTGAGE NOTE" and "EXISTING MORTGAGE NOTES" shall have the respective meanings given such terms in the recitals to this Agreement.

     "EXISTING SECURITY INSTRUMENT" and "EXISTING SECURITY INSTRUMENTS" shall have the respective meanings given such terms in the recitals to this Agreement.

     "FACILITY", with respect to particular Related Bonds, means the credit enhancement of such Related Bonds by Fannie Mae, subject and pursuant to the Related Fannie Mae Pass-Through Certificate.

     "FACILITY AMOUNT", with respect to particular Related Bonds, means the aggregate principal amount of such Related Bonds then outstanding.

     "FACILITY REDUCTION CASH COLLATERAL" shall have the meaning given that term in section 4.3(a).

     "FACILITY REDUCTION CREDIT" shall have the meaning given that term in section 4.1(b).

     "FANNIE MAE CREDIT FACILITY" means the credit enhancement provided by Fannie Mae subject and pursuant to the Related Fannie Mae Pass-Through Certificates.

     "FANNIE MAE FACILITY CLOSING DATE" means July 3, 1996.

     "FHFA BOND PROPERTIES" shall have the meaning given that term in the recitals to this Agreement.

     "FINANCING AGREEMENT", with respect to an issue of Related Bonds, shall have the meaning given that term in the Related Indenture and "FINANCING AGREEMENTS" means every such Financing Agreement, collectively.

     "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee or to be otherwise disclosed as such in a note to such balance sheet.

     "GAAP" means generally accepted accounting principles in effect in the United States from time to time.

     "GENERAL PARTNER" means AIMCO/OTC QRS, Inc., a Delaware corporation.

     "GENERAL PARTNER ARTICLES OF INCORPORATION" shall have the meaning given to that term in section 2.1(a).

     "GENERAL PARTNER ORGANIZATIONAL DOCUMENTS" shall have the meaning given to that term in section 2.1(a).

     "GOVERNMENT OBLIGATIONS", with respect to an issue of Related Bonds, shall have the meaning given that term in the Related Indenture.

     "GOVERNMENTAL ACTION" means any pending or, to the actual knowledge of Owner, threatened suit, proceeding, order, or governmental inquiry or opinion involving any Property that alleges the violation of any Hazardous Materials Law.

     "GOVERNMENTAL APPROVAL" means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GROSS CASH FLOW" means, for any period, with respect to any of the Properties, all gross rents collected from or on behalf of tenants at such Property (other than unforfeited tenant security deposits), any other income, receipts or reserves (but only to the extent such reserves were included as Operating Expenses at the times they were set aside) derived from such Property (including from the use or operation thereof) without regard to its source, INCLUDING tenant reimbursements for utilities, services and supplies, security deposit forfeitures, parking rents or fees, concessions and vending fees and laundry income and proceeds from rental interruption insurance, BUT EXCLUDING Insurance Proceeds (other than proceeds from rental interruption insurance), Condemnation Proceeds, proceeds from the sale of the Related Bonds, if any, unearned portion of prepaid rent, other refundable items, interest on any account established for the deposit of refundable items, and proceeds from the sale or other disposition of all or any portion of a Property.

     "GUARANTY" means each Payment Guaranty of even date herewith executed by a Guarantor for the benefit of Fannie Mae, as it may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "GUARANTIES" means every such Guaranty, collectively.

     "GUARANTOR" either AIMCO REIT or AIMCO OP individually, and "GUARANTORS" means each such Guarantor, collectively.

     "HAZARDOUS MATERIALS" means petroleum and petroleum products, flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, lead, asbestos in any form that is or could become friable, hazardous waste, toxic or hazardous substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise and shall also include those materials defined as "hazardous substances," "extremely hazardous substances," "hazardous chemicals," "hazardous materials," "toxic substances," "solid waste," "toxic chemicals," "air pollutants," "toxic pollutants," "hazardous wastes," "extremely hazardous waste," or "restricted hazardous waste" by Hazardous Materials Law or regulated by Hazardous Materials Law in any manner whatsoever.

     "HAZARDOUS MATERIALS LAW" means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other binding governmental requirements and any court judgments applicable to Owner or any Property relating to industrial hygiene or to environmental or unsafe conditions or to human health including, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to any Property, and those relating to the atmosphere, soil, surface and ground water, wetlands. stream sediments and vegetation on, under, in or about any Property.

     "HAZARDOUS SUBSTANCE ACTIVITY" means any storage, holding, existence, release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, under, into or on any Property in violation of Hazardous Materials Laws, including the discharge of any Hazardous Materials emanating from any Property in violation of Hazardous Materials Laws through the air, soil, surface water, groundwater or property and also including the abandonment or disposal of any barrels, containers and other receptacles containing any Hazardous Materials from or on any Property in violation of Hazardous Materials Laws, in each case whether sudden or nonsudden, accidental or nonaccidental.

     "IMPOSITIONS" means, with respect to any Property, all real estate and personal property taxes, water, sewer and vault charges and all other taxes, levies, assessments, common charges and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution of this Agreement may be assessed, levied or imposed by, in each case, a Governmental Authority or any other Person upon such Property or the rents or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing.

     "INDEBTEDNESS" of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument; (c) all obligations of such Person under Financing Leases, (d) all obligations of such person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (f) all Contingent Obligations.

     "INSURANCE PROCEEDS" means, with respect to any Property, all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies with respect to a Casualty insuring and relating to any portion of such Property.

     "ISSUER" means the issuer with respect to an issue of Related Bonds, and "ISSUERS" means every such Issuer, collectively. As of the date hereof, the Issuer with respect to each issue of Related Bonds is listed on Exhibit A.

     "LEASE" means any lease, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "LIABILITIES" shall have the meaning set forth in section 3.4(a).

     "LIEN" means any mortgage, deed of trust, deed to secure debt, charge (whether fixed or floating), pledge, lien, encumbrance, assignment, hypothecation, security interest, conditional sale, capital lease or other title retention, preferential right, trust arrangement or any other encumbrance, security agreement or arrangement securing any obligation of any Person.

     "LOAN TO VALUE RATIO" means, at any time, the ratio (expressed as a percentage) of (a) the Aggregate Facility Amount to (b) the aggregate of the Values for all of the Properties.

     "MANAGEMENT AGREEMENTS" each of the Management Agreements identified on
Exhibit I, collectively.

     "MATERIAL ADVERSE EFFECT" means any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, that could reasonably be expected to have a material adverse change in or a materially adverse effect upon any of (a) the business, operations, property or condition (financial or otherwise) of Owner, General Partner or AIMCO OP, (b) the present or future ability of Owner to perform the Obligations, (c) the validity, priority, perfection or enforceability of this Agreement or any other Transaction Document or the rights or remedies of Fannie Mae under any Transaction Document, or (d) the value of, or Fannie Mae's ability to have recourse against, any Property.

     "MINIMUM SUBSTITUTE PROPERTY VALUE" means, with respect to each Released Property, the Allocable Facility Amount for such Released Property divided by
 .6940.

     "MOODY'S INVESTORS SERVICE" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

     "MORTGAGE" means any Bond Mortgage and any Reimbursement Mortgage, individually, and "MORTGAGES" means every such Mortgage, collectively. "MORTGAGE" shall include any Security Instrument in favor of Fannie Mae or a Related Trustee on any New Property from and after the date of its addition to the Fannie Mae Credit Facility, and shall exclude any Mortgage on a Released Property released from the lien of such Mortgage, from and after the date of release.

     "MORTGAGE DOCUMENTS" means, collectively, the Bond Property Loan Documents for all of the Bond Properties and the Reimbursement Loan Documents.

     "MORTGAGE LOAN" with respect to an issue of Related Bonds, shall have the meaning given that term in the Related Indenture, and "MORTGAGE LOANS" shall mean every such Mortgage Loan, collectively.

     "MORTGAGE NOTES" means every Related Mortgage Note, collectively.

     "MORTGAGE NOTE RATE", with respect to a Related Mortgage Note, shall be the interest rate payable under such Related Mortgage Note.

     "MULTIFAMILY RESIDENTIAL PROPERTY" means a residential property containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants.

     "NET OPERATING INCOME" means, for any period, with respect to any of the Properties, the amount, if any, without duplication, by which the Gross Cash Flow for such Property during such period exceeds the Operating Expenses for such Property during such period.

     "NEW ADDITIONAL PROPERTY" means a Multifamily Residential Property substituted for an Additional Mortgaged Property pursuant to section 4.2 or otherwise added to the Fannie Mae Credit Facility by Owner as Collateral for the Obligations.

     "NEW BOND PROPERTY" means a Multifamily Residential Property substituted for a Bond Property pursuit to section 4.2 or otherwise added to the Fannie Mae Credit Facility in connection with Fannie Mae's issuance of a new Related Fannie Mae Pass-Through Certificate.

     "NEW BONDS" shall have the meaning given that term in the recitals to this Agreement.

     "NEW NOTE" shall have the meaning given that term in the recitals to this Agreement.

     "NEW PROPERTY" means a New Additional Property or a New Bond Property.

     "NEW PROPERTY CONFIRMATION" shall have the meaning given that term in section 4.4.

     "NEW SECURITY INSTRUMENT" shall have the meaning given that term in the recitals to this Agreement.

     "OBLIGATIONS" means the obligations of Owner (i) to pay principal, interest and fees and any other amounts on the Mortgage Loans when due and payable, (ii) to make all required deposits into the Replacement Reserve Accounts, the Central Account, the Property Accounts and any and all other loan funds, escrow funds, revenue funds, debt service funds, reserve funds, redemption funds or other funds or accounts required to be maintained under the Transaction Documents, (iii) to reimburse Fannie Mae and Servicer for all Reimbursable Advances and for all other sums advanced and costs and expenses incurred by Fannie Mae and Servicer in accordance with the terms of this Agreement or any other Transaction Document, (iv) to pay all other amounts payable under the Transaction Documents, and (v) to observe and perform each of the terms, conditions and provisions of the Transaction Documents.

     "OFFICIAL STATEMENT" means the Official Statement or any reoffering, remarketing circular or informational document approved by Owner and issued in connection with the issuance or remarketing of an issue of Related Bonds, as such statement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "OFFICIAL STATEMENTS" means every such Official Statement, collectively.

     "OLYMPIAD COMMITMENT TERMINATION DATE" shall have the meaning given to such term in section 4.6.

     "OLYMPIAD CREDIT ENHANCEMENT" shall have the meaning given to such term in section 4.6.

     "OLYMPIAD BOND TRANSACTION" shall have the meaning given to such term in section 4.6.

     "OLYMPIAD MORTGAGE LOAN" shall have the meaning given to such term in section 4.6.

     "OLYMPIAD PROJECT" shall have the meaning given to such term in section 4.6.

     "OLYMPIAD REFUNDING BONDS" means an issue of tax exempt housing finance bonds issued by the issuer with respect to the Olympiad Bond Transaction in order to refinance (by repurchase and a subsequent remarketing pursuant to an amended and restated trust indenture and related bond documents) or refund (by the issuance of new refunding bonds) the existing bond financing with respect to the Olympiad Project.

     "OLYMPIAD REFUNDING CLOSING DATE" shall have the meaning given to such term in section 4.6.

     "OLYMPIAD REFUNDING DOCUMENTS" shall have the meaning given to such term in section 4.6.

     "OLYMPIAD STAND-BY FEE" shall have the meaning given to such term in section 3.3(b).

     "OPERATING EXPENSES" means, for any period, with respect to any of the Properties, the aggregate of all direct, ordinary, normal, recurring and necessary expenses thereof including, without duplication, (a) Impositions,
(b) property and liability insurance premiums, (c) wages, salaries and benefits of personnel employed on site to manage, lease, maintain and operate such Property, (d) costs or expenses of utility services to such Property and tenant spaces to the extent payable by Owner, (e) costs or expenses of providing security services to such Property, if any, (f) costs or expenses of in-house or outside service arrangements for landscaping, janitorial, window washing and cleaning, trash, debris, make ready units, cable and satellite television and other services, (g) expenses of maintaining, repairing and cleaning the grounds, parking, amenities, exterior and interior spaces of such Property, (h) expenses of repairing and maintaining in good operable condition the mechanical, structural, electrical, elevator, heating, ventilating, air conditioning and plumbing systems, (i) property management fees payable to parties other than Owner, (j) administrative expenses including advertising incurred at the site of such Property, (k) legal fees associated with lease documentation and tenant matters and legal, accounting and other professional fees relating to the operation of the Properties, (l) (for all purposes hereunder other than the calculation of Value) the replacement and repair amount with respect to such Property, (m) costs for water and sewage fees, and (n) any other items that are treated as noncapital expenses under GAAP. All of the foregoing (including Impositions) shall be computed on an accrual basis and in accordance with GAAP consistently applied. For the purposes of calculating Value and/or Net Operating Income, the management fees included in Operating Expenses with respect to each Property shall be equal to the greater of four percent (4%) of the Gross Cash Flow of such Property or the actual fees payable under the terms of the Management Agreements approved by Fannie Mae. In addition, for all purposes Operating Expenses shall exclude (i) payments on the Obligations and any other interest payments or principal payments on any Indebtedness, (ii) depreciation and amortization, (iii) all legal, accounting and professional fees not included in clause (iv) above, and (v) items that would be treated as capital expenses under GAAP consistently applied and calculated in accordance with Fannie Mae Form 4254.

     "OWNER" means OTC APARTMENTS LIMITED PARTNERSHIP, a Florida limited partnership.

     "OWNER PARTNERSHIP AGREEMENT" shall have the meaning given to that term in section 2.1(a).

     "OWNER PARTNERSHIP CERTIFICATE" shall have the meaning given to that term in section 2.1(a).

     "OWNER'S DATE-DOWN CERTIFICATE" shall have the meaning given to that term in section 4.6.

     "OWNER'S ORGANIZATIONAL DOCUMENTS" shall have the meaning given that term in section 2.1(a).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITS" means all permits, or similar licenses or approvals issued and/or required by an applicable Governmental Authority or any Applicable Law in connection with the ownership, use, occupancy, leasing, management, operation, repair, maintenance or rehabilitation of any Property or Owner's business.

     "PERMITTED LIENS" means, with respect to each Property, (i) exceptions to title contained in the marked-up title insurance commitments insuring the lien of the Mortgage with respect to such Property (other than notes or other informational items set forth therein) listed on Exhibit D; (ii) Liens created by, or permitted by, the applicable Mortgage Documents and the Bond Documents with respect to such Property; (iii) Liens created by the Leases with respect to such Property; and (iv) Liens approved by Fannie Mae.

     "PERMITTED TRANSFER" shall have the meaning given that term in section
4.5.

     "PERSON" means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

     "PLAN" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other agreement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "POTENTIAL EVENT OF DEFAULT" means any of the events specified in section 6.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

     "PREPAYMENT PREMIUM", with respect to Mortgage Loan shall have the meaning given the term "prepayment premium" in the Related Mortgage Note.

     "PROCEEDS" mean all "proceeds" as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include all interest, dividends or other earnings, income or distributions from or in respect of, or from or in respect of investments or reinvestments of, the Property Accounts, the Central Account or the Cash Collateral, all collections and distributions with respect to the Mortgage Loans and all other proceeds of Collateral.

     "PROHIBITED ACTIVITIES OR CONDITIONS", with respect to a particular Mortgage, shall have the meaning given that term in such Mortgage.

     "PROPERTY" means any of the Bond Properties or any of the Additional Mortgaged Properties, individually. "PROPERTIES" means every such Bond Property and Additional Mortgaged Property, collectively.

     "PROPERTY ACCOUNT" means, with respect to each Property, the Property Account corresponding to such Property as identified in the Cash Management Agreement, and "PROPERTY ACCOUNTS" means every such Property Account, collectively.

     "PROPOSED TRANSFER" shall have the meaning given that term in section 4.5.

     "PROPOSED TRANSFEREE" shall have the meaning given that term in section 4.5.

     "RATING AGENCIES" means Standard & Poor's and Moody's Investors Services, their successors in interest, or any other nationally recognized rating agency acceptable to Fannie Mae.

     "REGULATORY AGREEMENT", with respect to each Bond Property, shall have the meaning given such term in the Related Indenture, and "REGULATORY AGREEMENTS" means every such Regulatory Agreement, collectively.

     "REIMBURSABLE ADVANCE" shall have the meaning given that term in section
3.2.

     "REIMBURSABLE ADVANCE RATE" means the prime rate of interest as reported from day to day in THE WALL STREET JOURNAL as the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's thirty
(30) largest banks plus two percent (2%) per annum. The Reimbursable Advance Rate will be the rate reported on the applicable publication date as determined above, notwithstanding the fact that such reported rate shall be the prime rate for the preceding Business Day. If such rate is no longer available, then the Reimbursable Advance Rate shall mean the base rate or prime rate of interest of any "Money Center" bank designated by Fannie Mae, in its discretion, plus two percent (2%) per annum.

     "REIMBURSEMENT LOAN DOCUMENTS" means, collectively, the Reimbursement Mortgages and each of the other documents, agreements and instruments granting, evidencing or perfecting security interests granted in connection with the obligations secured by the Reimbursement Mortgages, including the Cash Management Agreement, the Guaranties, the Replacement Reserve Agreements, the Assignments of Management Agreement, title policies, UCC fixture filings and UCC financing statements, and assignments of such Mortgages by the prior holders thereof to Fannie Mae, as each such document, agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its respective terms, and "REIMBURSEMENT LOAN DOCUMENT" means any one of the foregoing, individually.

     "REIMBURSEMENT MORTGAGES" means, collectively, the first priority Security Instruments on each of the Additional Mortgaged Properties securing the obligations of Owner under all of the Mortgaged Notes and under this Agreement, and the second priority Security Instruments on each of the Bond Properties securing the obligations of Owner under all of the Mortgage Notes, other than the Related Mortgage Note evidencing the Mortgage Loan secured by the first priority Mortgage on such Bond Property, and under this Agreement, and "REIMBURSEMENT MORTGAGE" means any one of the foregoing, individually.

     "RELATED ACT", with respect to an issue of Related Bonds, shall have the meaning given to the term "Act" in the Related Indenture.

     "RELATED BOND DOCUMENTS" means, with respect to particular Related Bonds, the Related Bonds, the Related Indenture, the Related Fannie Mae Pass-Through Certificate, the Regulatory Agreement (and any other agreement relating to rental restrictions on the applicable Bond Property), the Financing Agreement, a Tax Certificate (or other applicable agreement relating to arbitrage in connection with the proceeds of such Related Bonds) and all other documents, instruments and agreements executed and delivered in connection with the issuance, sale, delivery and/or remarketing of the Related Bonds, as each such agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms.

     "RELATED BOND MORTGAGE" with respect to a particular Bond Property, means the first priority Bond Mortgage encumbering such Bond Property and securing the Related Mortgage Note.

     "RELATED BONDS" means, with respect to a particular Bond Property, the tax-exempt multifamily revenue bonds issued pursuant to Applicable Law and the Related Indenture.

     "RELATED FANNIE MAE PASS-THROUGH CERTIFICATE" means, with respect to an issue of Related Bonds, the Guaranteed Mortgage Pass-Through Certificate issued to and registered in the name of the Related Trustee by Fannie Mae or, in the event a substitute Guaranteed Mortgage Pass-Through Certificate shall be delivered to such Related Trustee pursuant to the Related Indenture, such substitute Guaranteed Mortgage Pass-Through Certificate, and "RELATED FANNIE MAE PASS-THROUGH CERTIFICATES" means every such Related Fannie Mae Pass-Through Certificate, collectively.

     "RELATED INDENTURE" means, with respect to an issue of Related Bonds, the indenture of trust between an Issuer and a Related Trustee pursuant to which such Related Bonds were issued, as such Related Indenture may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "RELATED INDENTURES" means every such Related Indenture, collectively.

     "RELATED MORTGAGE" means (a) with respect to a particular Bond Property, the Related Bond Mortgage and the Related Second Mortgage, collectively, encumbering such Bond Property, and (b) with respect to a particular Additional Mortgaged Property, the Reimbursement Mortgage encumbering such Additional Mortgaged Property.

     "RELATED MORTGAGE NOTE" means, with respect to an issue of Related Bonds, one or more Multifamily Notes or Amended and Restated Multifamily Notes (in each instance, together with all addenda thereto) executed by Owner in favor of an Issuer and secured by, among other things, one or more Related Bond Mortgages, as such Related Mortgage Note may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "RELATED MORTGAGE NOTES" means every such Related Mortgage Note, collectively.

     "RELATED SECOND MORTGAGE", with respect to a particular Bond Property, means the second priority Reimbursement Mortgage encumbering such Bond Property.

     "RELATED TRUSTEE" with respect to an issue of Related Bonds, means the entity designated as the "Trustee" under the Related Indenture, and "RELATED TRUSTEES" means every such Related Trustee, collectively.

     "RELEASED PROPERTY" means a Property released or proposed to be released from the lien of a Mortgage pursuant to section 4.2 or section 4.3.

     "REMARKETED BONDS" shall have the meaning given that term in the recitals to this Agreement.

     "RENT ROLL" shall have the meaning given that term in section 2.1(s).

     "RENTS", (a) with respect to any Bond Property, shall have the meaning given that term in the Related Second Mortgage, unless such Related Second Mortgage is no longer in effect, in which case Rent shall have the meaning given such term in the Related Bond Mortgage, and (b) with respect to any Additional Mortgaged Property, shall have the meaning given that term in the Related Mortgage.

     "REPLACEMENT RESERVE ACCOUNT", with respect to a particular Property, means the replacement reserve account established pursuant to the Replacement Reserve Agreement relating to such Property, and "REPLACEMENT RESERVE ACCOUNTS" means every such Replacement Reserve Account, collectively.

     "REPLACEMENT RESERVE AGREEMENT" means each Replacement Reserve and Security Agreement between Owner and Fannie Mae relating to a Property and establishing Owner's obligation to fund certain replacement reserve accounts, as such agreement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "REPLACEMENT RESERVE AGREEMENTS" means every such Replacement Reserve Agreement, collectively.

     "REQUIRED FACILITY REDUCTION" shall have the meaning given that term in section 4.3(a).

     "RESTATED NOTES" shall have the meaning given that term in the recitals to this Agreement.

     "RESTATED SECURITY INSTRUMENTS" shall have the meaning given that term in the recitals to this Agreement.

     "SECURITY INSTRUMENT" means a written instrument creating a valid lien on a Property either in favor of or held by Fannie Mae and/or a Related Trustee, as such instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms. A Security Instrument may be in the form of a mortgage, deed of trust, deed to secure debt or security deed.

     "SERVICER" means the independent contractor engaged to service the Mortgage Loans, the Related Bond Documents, the Bond Property Loan Documents and the Reimbursement Documents for Fannie Mae and any replacements or successors engaged by Fannie Mae. The initial Servicer pursuant to a written contract with Fannie Mae is GMAC Commercial Mortgage Corporation.

     "SERVICING AGREEMENT" means any agreement with respect to the servicing of the Mortgage Loans, the Bond Property Loan Documents and the Reimbursement Documents between Fannie Mae and an independent contractor, if any, designated from time to time by Fannie Mae as the Servicer of the Mortgage Loans, the Bond Property Loan Documents and the Reimbursement Documents, as each such agreement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms; PROVIDED that the Servicing Agreement may be a Fannie Mae guide or announcement made applicable to the Mortgage Loans by an agreement between Fannie Mae and the Servicer.

     "SINGLE-PURPOSE" means, with respect to a Person, that such Person at all times since its formation: (i) has been a duly formed and existing limited partnership or corporation, as the case may be; (ii) has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business; (iii) has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all respects; (iv) has observed all customary formalities regarding its partnership or corporate existence, as the case may be; (v) has accurately maintained its financial statements, accounting records and other partnership or corporate documents separate from those of any other Person; (vi) has not commingled its assets or funds with those of any other Person; (vii) has accurately maintained its own bank accounts, payroll and books and accounts separate from those of any other Person; (viii) has paid its own liabilities from its own separate assets; (ix) has identified itself in all dealings with the public, under its own name and as a separate and distinct entity; (x) has not identified itself as being a division or a part of any other Person; (xi) has not identified any other Person as being a division or a part of such Person; (xii) has been adequately capitalized in light of its contemplated business operations; (xiii) has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with the endorsement of negotiable instruments in the ordinary course of business) or held out its credit as being available to satisfy the obligations of any other Person; (xiv) has not acquired obligations or securities of any other Person; (xv) has not made loans or advances to any other Person; (xvi) has not entered into and was not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such Person than would be obtained in a comparable arm's-length transaction with an unrelated third party; (xvii) has conducted its own business in its own name; (xviii) has paid the salaries of its own employees and maintained a sufficient number of employees in light of its contemplated business operations; (xix) has allocated fairly and reasonably any overhead for shared office space; (xx) has used stationery, invoices and checks separate from those of any other Person; (xxi) has not pledged its assets for the benefit of any other entity or made any loans or advances to any Person; (xxii) has not engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (xxiii) has not acquired obligations or securities of its partners or Affiliates; and
(xxiv) has corrected any known misunderstanding regarding its separate identity.

     "STANDARD & POOR'S" means Standard & Poor's Ratings Group, a division of McGraw Hill, and its successors and assigns if such successors and assigns shall continue to perform the functions of a securities rating agency.

     "SUBSIDIARY" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

     "SUBSTITUTION PERCENTAGE" shall have the meaning given that term in section 4.2(a).

     "TAX CERTIFICATE", with respect to a particular Related Bonds, means any certificate, instrument, contract or other agreement executed and delivered by Owner to assure continuation of the exclusion of interest on the Related Bonds from gross income for federal income tax purposes, and "TAX
CERTIFICATES" means every such Tax Certificate, collectively.

     "TAXES" shall have the meaning given that term in section 2.2(r).

     "TRANSACTION DOCUMENTS" means, collectively, the Bond Documents, the Mortgage Documents, this Agreement, the Guaranties and all other agreements, instruments or documents executed by Owner in connection with the Bonds, the Mortgage Loans, this Agreement or the transactions contemplated thereby or hereby, including those listed in Exhibit C, and "TRANSACTION DOCUMENT" means any one of the foregoing, individually.

     "UCC" or "UNIFORM COMMERCIAL CODE", with respect to a Property, means the Uniform Commercial Code as in effect in the state where such Property is located.

     "VALUE" means, as of any date of determination, the value attributed to any Property by Fannie Mae in accordance with the standards and procedures utilized for underwriting purposes for similar Multifamily Residential Properties in accordance with the applicable provisions of the DUS Guide as of such date of determination, it being acknowledged that in evaluating the Value of a Property, Fannie Mae may take into account all factors relevant to the value of such Property including the current condition of the Property, and in evaluating the Value of a Property without an extended operating history, such Value shall be based on projections and pro formas satisfactory to Fannie Mae.

     "VILLAGE CREEK REGULATORY AGREEMENT" shall mean that certain Regulatory Agreement and Declaration of Restrictive Covenants dated as of December 15, 1985, and recorded on December 31, 1985 in the real estate records of Jefferson County, Colorado at Reception Number 85126922, as such agreement has been (i) amended by that certain Amended and Restated Regulatory Agreement dated as of December 1, 1988 recorded on December 14, 1988 in the real estate records of Jefferson County, Colorado at Reception Number 88121206, (ii) further amended by that certain First Amendment to Regulatory Agreement and Declaration of Restrictive Covenants dated as of January 1, 1989 recorded on April 21, 1989 in the real estate records of Jefferson County, Colorado at Reception Number 89033727, (iii) further amended by that certain Second Amendment to Regulatory Agreement and Declaration of Restrictive Covenants dated as of December 29, 1992 recorded on January 4, 1993 in the real estate records of Jefferson County, Colorado at Reception Number 93000837, (iv) further amended by that certain Third Amendment to Regulatory Agreement and Declaration of Restrictive Covenants dated as of May 11, 1993 recorded on May 14, 1993 in the real estate records of Jefferson

County, Colorado at Reception Number 93067649, and as such agreement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms.

     "VILLAGE CREEK PROJECT" means the Additional Property identified on Exhibit B as Village Creek Apartments, Westminster, Jefferson County, Colorado.

     SECTION 1.3 INTERPRETATION.

          The parties to this Agreement acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the other Transaction Documents. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement and the other Transaction Documents or any statement or supplement or exhibit to this Agreement or to the other Transaction Documents.

                                ARTICLE II.

               REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF OWNER.
To induce Fannie Mae to enter into this Agreement and to deliver the Pass-Through Certificates, the Owner represents and warrants to Fannie Mae as follows:

          (a) DUE ORGANIZATION; OWNERSHIP STRUCTURE.

               (i) Owner is a Single-Purpose limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida pursuant to (x) that certain Second Amended and Restated Limited Partnership Agreement dated as of June 20, 1996 (together with all schedules, exhibits and annexes thereto, the "OWNER PARTNERSHIP AGREEMENT"), and (y) that certain Certificate of Limited Partnership duly filed in the office of the Secretary of State of Florida on June 5, 1991, as amended by that certain Amendment to Certificate of Limited Partnership dated as of December 21, 1994 and duly filed in the office of the Secretary of State of Florida on April 11, 1995 (collectively, the "OWNER PARTNERSHIP CERTIFICATE"). Copies of the Owner Partnership Agreement, the Owner Partnership Certificate and all other organizational documents of Owner (collectively, the "OWNER ORGANIZATIONAL DOCUMENTS"), certified as true, correct and complete by a duly authorized officer of General Partner, have been delivered to Fannie Mae. The Owner Organizational Documents are in full force and effect and constitute the entire agreement of the partners thereof with respect to Owner, and have not been supplemented, amended or modified.

     (ii) General Partner is the sole general partner of Owner and is the record and beneficial owner of, and has good title to, a one percent (1%) partnership interest in Owner, free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character, and such percentage interest is not the subject of any agreement providing for the sale or transfer thereof.

     (iii) AIMCO OP is a limited partner of Owner and is the record and beneficial owner of, and has good title to, not less than a ninety-five percent (95%) partnership interest in Owner, free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character, and such percentage interest is not the subject of any agreement providing for the sale or transfer thereof.

     (iv) General Partner is a newly formed, Single-Purpose corporation duly organized, validly existing and in good standing under the laws of the State of Delaware pursuant to that certain Certificate of Incorporation dated June 19, 1996, and duly filed in the office of the Secretary of State of Delaware on June 19, 1996 (the "GENERAL PARTNER ARTICLES OF INCORPORATION"). Copies of the General Partner Articles of Incorporation, By-Laws and all other organizational documents of General Partner (collectively, the "GENERAL PARTNER ORGANIZATIONAL DOCUMENTS"), certified as true, correct and complete by a duly authorized officer of General Partner, have been delivered to Fannie Mae. The General Partner Organizational Documents are in full force and effect and have not been supplemented, amended or modified.

     (v) AIMCO OP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware pursuant to (x) that certain First Amended and Restated Agreement of Limited Partnership dated as of July 29, 1994 (together with all schedules, exhibits and annexes thereto, the "AIMCO OP PARTNERSHIP
AGREEMENT"), and (y) that certain Certificate of Limited Partnership dated May 16, 1994 and duly filed in the office of the Secretary of State of Delaware on May 16, 1994 as the same has been amended pursuant to (a) that certain Certificate of Merger of Coral Garden Apartments
Limited Liability Company into AIMCO Properties, L.P. dated July 29,
1994 and duly filed in the office of the Secretary of State of Delaware on July 29, 1994, (b) that certain Certificate of Amendment to the Certificate of Limited Partnership of AIMCO Properties, L.P. dated March
10, 1995 and filed in the office of the Secretary of State of Delaware on March 13, 1995, (c) that certain Certificate of Amendment of
Certificate of Limited Partnership of AIMCO Properties, L.P. dated
October 10, 1995 and filed in the office of the Secretary of State of Delaware on October 18, 1995 (the "AIMCO OP PARTNERSHIP CERTIFICATE").
Copies of the AIMCO OP Partnership Agreement and the AIMCO OP
Partnership Certificate (the "AIMCO OP ORGANIZATIONAL DOCUMENTS"), certified as true, correct and complete by a duly authorized officer of the AIMCO REIT, have been delivered to Fannie Mae. The AIMCO OP
Organizational Documents are in full force and effect and constitute the entire agreement of the partners thereof with respect to AIMCO OP, and have not been supplemented, amended or modified.

     (vi) AIMCO-GP, Inc., a Delaware corporation, is the sole general partner of AIMCO 0P and is the record and beneficial owner of, and has good title to not less than a 0.99% interest in AIMCO OP, free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character (except for any options' rights of first refusal and adverse claims arising under or pursuant to the AIMCO OP Partnership Agreement), and such percentage interest is not subject to any agreement providing for the sale or transfer thereof.

     (vii) AIMCO-LP, Inc., a Delaware corporation, is a limited partner of AIMCO OP and is the record and beneficial owner of, and has good title to not less than a 84.00% interest in AIMCO OP, free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character (except for any options' rights of first refusal and adverse claims arising under or pursuant to the AIMCO OP Partnership Agreement), and such percentage interest is not subject to any agreement providing for the sale or transfer thereof.

     (viii) AIMCO REIT is the sole shareholder and is the record and beneficial owner of, and has good title to not less than a 100% interest in each of General Partner, AIMCO-GP, Inc. and AIMCO-LP, Inc., free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character.

     (ix) Owner is qualified to transact business and in good standing in the States of Florida, Arizona, Texas and Colorado and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Owner to perform the Obligations under this Agreement and the other Transaction Documents. General Partner is qualified to transact business and in good standing in the States of Florida, Arizona, Texas, Colorado and Delaware and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Owner to perform the Obligations under this Agreement and the other Transaction Documents. Each Guarantor is qualified to transact business and in good standing in each jurisdiction in which such qualification and/or standing is necessary to the conduct of its business.

     (x) Owner's principal place of business, principal office and office where it keeps its books and records as to the Collateral is located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222-4348.

     (b) POWER AND AUTHORITY. Each of Owner, General Partner and each Guarantor has the requisite power and authority (i) to own its properties and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of the Obligations hereunder and under the other Transaction Documents and (ii) to execute and deliver this Agreement and the other Transaction
Documents and to carry out the transactions contemplated by this Agreement and the other Transaction Documents.

     (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly authorized by all necessary action and proceedings by or on behalf of each of Owner, General Partner and each Guarantor, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Owner, General Partner or any Guarantor as a condition to the valid execution, delivery and performance by Owner, General Partner or the Guarantors of this Agreement or any of the other Transaction Documents.

     (d) VALID AND BINDING OBLIGATIONS. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by Owner and General Partner and constitute the legal, valid and binding obligations of Owner, enforceable against Owner in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally or by equitable principles or by the exercise of discretion by any Court. Each Guaranty has been duly authorized, executed and delivered by the respective Guarantor and constitutes the legal, valid and binding obligation of each such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally or by equitable principles or by the exercise of discretion by any Court.

     (e) NON-CONTRAVENTION: NO LIENS. Neither the execution and delivery of this Agreement and the other Transaction Documents, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the other Transaction Documents, the issuance of the Bonds nor the payment of the Obligations:

           (i) does or will conflict with or result in any breach or violation of any Applicable Law, rule or regulation enacted or issued by any Governmental Authority or other agency having jurisdiction over Owner, General Partner or any Guarantor, any of the Properties or any other portion of the Collateral or other assets of Owner, General Partner or any Guarantor, or any judgment or order applicable to Owner, General Partner or any Guarantor or to which Owner, General Partner or any Guarantor, any of the Properties or other assets of either Owner, General Partner or any Guarantor are subject;

          (ii) does or will conflict with or result in any material breach or violation of, or constitute a default under, any of the terms, conditions or provisions of Owner's Organizational Documents, General Partner's Organizational Documents, AIMCO OP's Organizational Documents, any indenture, existing agreement or other instrument to which Owner, General Partner or any Guarantor is a party or to which Owner, General Partner or any Guarantor, any of the Properties or any other portion of the Collateral or other assets of Owner, General Partner or any Guarantor are subject;

           (iii) does or will result in or require the creation of any Lien on all or any portion of the Collateral or any of the Properties, except for the Permitted Liens; or

           (iv) does or will require the consent or approval of any creditor of Owner, General Partner or any Guarantor, any Governmental Authority or any other Person except such consents or approvals which have already been obtained.

     (f) PENDING LITIGATION OR OTHER PROCEEDINGS. There is no pending or, to the best knowledge of Owner, threatened action, suit, proceeding or investigation, at law or in equity, before any court, board, body or official of any Governmental Authority or arbitrator against or affecting any Property or any other portion of the Collateral or other assets of Owner, General Partner or any Guarantor, which, if decided adversely, (i) would have, or may reasonably be expected, to have, a Material Adverse Effect or (ii) would adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. Owner is not in default with respect to any order of any Governmental Authority.

     (g) SOLVENCY. Neither Owner, General Partner or any Guarantor is insolvent or will be rendered insolvent by the transactions contemplated by this Agreement or the other Transaction Documents and after giving effect to such transactions, neither Owner, General Partner or any Guarantor will be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will either Owner, General Partner or any Guarantor have incurred, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Owner did not receive less than a reasonably equivalent value in exchange for incurrence of the Obligations. There
(i) is no contemplated, pending or, to the best of Owner's knowledge, threatened bankruptcy, reorganization, receivership, insolvency or like proceeding, whether voluntary or involuntary, affecting either Owner, General Partner or any Guarantor or any of the Properties and (ii) has been no assertion or exercise of jurisdiction over either Owner, General Partner or any Guarantor or any of the Properties by any court empowered to exercise bankruptcy powers.

     (h) RATIOS. As of the date hereof, the Aggregate Debt Service Coverage Ratio for all Properties for the 12 month period ending on June 13, 1996 is not less than 1.32:1, and the Loan to Value Ratio is not greater than sixty-nine and forty one hundredths percent (69.40%).

     (i) TITLE. Owner has good, valid, marketable and indefeasible title in fee to each Property, free and clear of all Liens whatsoever except the Permitted Liens. Each Bond Mortgage, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected first lien on the Bond Property intended to be encumbered thereby (including the Leases of such Bond Property and the Rents and all rights to collect Rents under such Leases), subject only to Permitted Liens. Each Reimbursement Mortgage with respect to an Additional Mortgaged Property, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected first priority lien on the Additional Mortgaged Property intended to be encumbered thereby (including the Leases of such Additional Mortgaged Property and the Rents and all rights to collect Rents under such Leases), subject only to Permitted Liens. Each Reimbursement Mortgage with respect to a Bond Property, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected second priority lien on the Bond Property intended to be encumbered thereby (including the Leases of such Bond Property and the Rents and all rights to collect Rents under such Leases), subject only to Permitted Liens. Except for any Permitted Liens, there are no Liens or claims for work, labor or materials affecting any Property which are or may be prior to, subordinate to, or of equal priority with, the Liens created by the Mortgage Documents. With the exception of any Regulatory Agreement, the Permitted Liens do not have, and may not reasonably be expected to have, a Material Adverse Effect.

     (j) COMPLIANCE WITH EXISTING BOND ISSUES AND EXISTING SECURITY INSTRUMENTS. No event has occurred since Owner acquired the Properties and no condition currently exists with respect to Owner or any Bond Property that would constitute an event of default or which, with the lapse of time, if not cured, or with the giving of notice or both, would become an event of default under any of the Regulatory Agreements, any of the Existing Security Instruments or any other document executed in connection with any of the Existing Bond Issues. Owner has complied in all material respects with the requirements of each loan agreement executed in connection with the Existing Bond Issues.

     (k) COMPLIANCE WITH TAX CERTIFICATES. Owner has not taken and will not take any action, or permit any action that is within Owner's control to be taken, that would impair the exclusion from gross income for federal income tax purposes of the interest payable on any of the Existing Bond Issues or the Bonds. As of the Fannie Mae Facility Closing Date, Owner is in compliance with all material requirements of all of the Tax Certificates. Owner has complied and will comply with all the terms and conditions of the Tax Certificates, including the terms and conditions of the exhibits thereto, and the representations set forth in the Tax Certificates pertaining to Owner are true and accurate in all material respects.

     (l) COMPLIANCE WITH REGULATORY AGREEMENTS. Each of the Bond
Properties is in compliance with all material requirements of the applicable Regulatory Agreement. Owner intends to cause the residential units in each Bond Property to be rented or available for rental on a basis which satisfies the requirements of the Regulatory Agreement with respect to such Bond Property. All Leases with respect to each Bond Property will comply with all Applicable Laws and the Regulatory
Agreement with respect to such Bond Property.

     (m) TAXES. Owner has filed all property and similar tax returns required to have been filed by it with respect to each Property and has paid and discharged, or caused to be paid and discharged, all installments for the payment of real estate, property or similar taxes due to date, and all other material Impositions imposed against, affecting or relating to each Property other than those which have not become due, together with any fine, penalty, interest or cost for nonpayment pursuant to such returns or pursuant to any assessment received by it. Owner has no knowledge of any new proposed tax, levy or other governmental or private assessment or charge in respect of any Property which has not been disclosed in writing to Fannie Mae.

     (n) ZONING. Each Property complies in all material respects with all Applicable Laws affecting such Property. Without limiting the foregoing, all material Permits, including certificates of occupancy, have been issued and are in full force and effect. Neither Owner nor, to the knowledge of Owner, any former owner of any Property, has received any written notification or threat of any actions or proceedings regarding the noncompliance or nonconformity of any Property with any Applicable Laws or Permits, nor is Owner otherwise aware of any such pending actions or proceedings.

     (o) LIABILITY FOR HAZARDOUS SUBSTANCES. Neither Owner, General Partner nor any Guarantor has any liability, contingent or otherwise, in connection with any Hazardous Substance Activity on or affecting any Property in violation of Hazardous Materials Laws.

     (p) PROHIBITED ACTIVITIES OR CONDITIONS. Except as disclosed in any Environmental Report delivered to Fannie Mae prior to the date of this Agreement, or otherwise disclosed in writing by Owner to Fannie Mae prior to the date of this Agreement, (i) to the best knowledge of Owner, no Prohibited Activities or Conditions exist or have existed at, upon, under or within any Property that have not been remedied and (ii) neither Owner, General Partner nor any Guarantor has at any time caused or permitted any Prohibited Activities or Conditions to exist at, upon, under or within any Property.

     (q) HAZARDOUS MATERIALS LAWS. Except as disclosed in an Environmental Report delivered to Fannie Mae prior to the date of this Agreement, or otherwise disclosed in writing by Owner to Fannie Mae prior to date of this Agreement, (i) neither Owner nor, to the knowledge of Owner, any other party has been or is involved in operations at any Property which operations could reasonably be expected to lead to (x) the imposition of liability on Owner, General Partner or any Guarantor under any Hazardous Materials Law in effect as of the date of this Agreement, or on any subsequent or former owner of any Property, or (y) the creation of a Lien with respect to a liability on any Property under any Hazardous Materials Law in effect as of the date hereof; (ii) neither Owner, General Partner nor any Guarantor nor to the best knowledge of Owner, any predecessor-in-interest with respect to any Property has permitted any tenant or occupant of any Property to engage in any activity that could reasonably be expected to impose a claim or liability under any Hazardous Materials Law in effect as of the date hereof on such tenant or occupant, on Owner or on any other subsequent or former owner of any Property; and (iii) neither Owner, General Partner nor any Guarantor has received, and Owner has no knowledge of the issuance of, any claim, citation or notice of any Governmental Actions.

     (r) LEASES. Owner has delivered to Servicer, on behalf of Fannie Mae, a true and correct copy of its form apartment lease for each Property, and each Lease with respect to such Property is in the form thereof, with no material modifications thereto, except as previously disclosed in writing to Servicer or Fannie Mae. Except as set forth in a Rent Roll, no Lease for any unit in any Property (i) is for a term in excess of one year, including any renewal or extension period unless such renewal or extension period is subject to termination by Owner upon not more than 30 days' written notice, (ii) provides for prepayment of more than one month's rent, or (iii) was entered into in other than the ordinary course of business.

     (s) RENT ROLL. Owner has executed and delivered to Servicer, on behalf of Fannie Mae, a Certification to Property Rent Roll (the "RENT ROLL"), for each Property, each dated as of and delivered within thirty
(30) days prior to the Fannie Mae Facility Closing Date and otherwise in the form promulgated by Fannie Mae. Each Rent Roll sets forth each and every unit subject to a Lease which is in full force and effect as of the date of such Rent Roll. The information set forth on each Rent Roll is true, correct and complete as of its date and there has occurred no material adverse change in the information shown on any Rent Roll from the date of each such Rent Roll to the Fannie Mae Facility Closing Date. Except as disclosed in the Rent Roll with respect to each Property or otherwise previously disclosed in writing to Servicer or Fannie Mae, no Lease is in effect as of the date of the Rent Roll with respect to such Property.

     (t) STATUS OF LANDLORD UNDER LEASES. Except for any assignment of leases and rents which is a Permitted Lien or which is to be released in connection with the consummation of the transactions contemplated by this Agreement, Owner is the owner and holder of the landlord's interest under each of the Leases of units in each Property and there are no prior outstanding assignments of any such Lease, or any portion of the Rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder.

     (u) ENFORCEABILITY OF LEASES. Each Lease constitutes the legal, valid and binding obligation of Owner and, to the knowledge of Owner, of each of the other parties thereto, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights generally, and equitable principles, and except as disclosed in writing to Fannie Mae, no notice of any default by Owner which remains uncured has been sent by any tenant under any such Lease.

     (v) NO LEASE OPTIONS. All premises demised to tenants under Leases are occupied by such tenants as tenants only. No Lease contains any option or right to purchase, right of first refusal or any other similar provisions. No option or right to purchase, right of first refusal, purchase contract or similar right exists with respect to any Property.

     (w) INSURANCE. Owner has delivered to Service or Fannie Mae true and correct certified copies of all policies of insurance currently in effect as of the date of this Agreement with respect to the Properties. Each such insurance policy complies in all material respects with the requirements set forth in the Mortgage Documents.

     (x) TAX PARCELS. Each Property is on one or more separate tax parcels, and each such parcel (or parcels) is (or are) separate and apart from any other property.

     (y) ENCROACHMENTS. Except as disclosed on the survey with respect to each Property, none of the improvements located on any Property encroaches upon the property of any other Person nor lies outside of the boundaries and building restriction lines of such Property and no improvement located on property adjoining such Property lies within the boundaries of or in any way encroaches upon such Property.

     (z) INDEPENDENT UNIT. Except for the Permitted Liens and as disclosed on Exhibit G, each Property is an independent unit which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any property not included in such Property or on public or utility easements for the (i) fulfillment of any zoning, building code or other requirement of any Governmental Authority that has jurisdiction over such Property, (ii) structural support, or (iii) the fulfillment of the requirements of any Lease or other agreement affecting such Property. Owner, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the operation of each Property. All public utilities are installed and operating at each Property and all billed installation and connection charges have been paid in full. Each Property is either (x) contiguous to or (y) benefits from an irrevocable unsubordinated easement permitting access from such Property to a physically open, dedicated public street, and has all necessary permits for ingress and egress and is adequately serviced by public water, sewer systems and utilities. No building or other improvement not located on a Property relies on any part of the Property to fulfill any zoning requirements, building code or other requirement of any Governmental Authority that has jurisdiction over the Property for structural support or to furnish to such building or improvement any essential building systems or utilities.

     (aa) CONDITION OF THE PROPERTIES. Each Property is in good condition, order and repair, there exist no structural or other material defects in such Property, whether latent or otherwise and Owner has not received notice from any insurance company or bonding company of any defects or inadequacies in such Property, or any part of it, which would adversely affect the insurability of such Property or cause the imposition of extraordinary premiums or charges for insurance or of any termination or threatened termination of any policy of insurance or bond. No claims have been made against any contractor, architect or other party with respect to the condition of any Property or the existence of any structural or other material defect therein. No
Property has been materially damaged by Casualty which has not been fully repaired or for which Insurance Proceeds have not been received or are not expected to be received except as previously disclosed in writing to Fannie Mae or Servicer. There are no proceedings pending for partial or total Condemnation of any Property except as disclosed in writing to Fannie Mae or Servicer. The average term of Related Bonds does not exceed 120% of the average reasonably expected economic life of the facilities of the Bond Property with respect to such issue of Related Bonds financed with the original net proceeds.

     (ab) NO CONTRACTUAL DEFAULTS. Other than any defaults that Owner is required to cure pursuant to section 2.5, there are no defaults by either Owner, General Partner or any Guarantor or, to the knowledge of Owner, by any other Person under any contract to which either Owner, General Partner or any Guarantor is a party relating to any Property, including any management, rental, service, supply, security, maintenance or similar contract. Neither Owner, General Partner or any Guarantor or to the knowledge of Owner, any other person has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts affecting or concerning any Property.

     (ac) COMPLIANCE WITH THE TRANSACTION DOCUMENTS. Owner is in compliance with all provisions of the Transaction Documents to which it is a party or by which it is bound. The representations and warranties made by Owner in the Transaction Documents are true, complete and correct as of the Fannie Mae Facility Closing Date and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (ad) ERISA. Each of Owner, General Partner and the Guarantors are in compliance in all material respects with all applicable provisions of ERISA and has not incurred any liability to the PBGC on a Plan under Title IV of ERISA. None of the assets of either Owner, General Partner or any Guarantor constitute plan assets (within the meaning of Department of Labor Regulation
Section 2510.3-101) of any employee benefit plan subject to Title I of ERISA.

     (ae) OFFICIAL STATEMENT. The statements and information concerning Owner and its Affiliates, and the Related Bond Property set forth in each Official Statement (other than the information under the subheading "Federal National Mortgage Association" of each such Official Statement) are each complete and correct as of its date and, as of its date, do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (af) FINANCIAL INFORMATION. The financial projections relating to Owner, General Partner and the Guarantors and delivered to Servicer, on behalf of Fannie Mae, on or prior to the date hereof, if any, were prepared on the basis of assumptions believed by Owner, in good faith at the time of preparation, to be reasonable and Owner is not aware of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect; provided, however, that no representation or warranty is made that any result set forth in such financial projections shall be achieved. The financial statements of Owner, General Partner and the Guarantors which have been furnished to Servicer on behalf of Fannie Mae are complete and accurate in all material respects and present fairly the financial condition of Owner, General Partner and each Guarantor, as of their respective dates in accordance with GAAP, applied on a consistent basis, and since the date of the most recent of such financial statements no event has occurred which would have, or may reasonably be expected to have a Material Adverse Effect, and there has not been any material transaction entered into by Owner, General Partner or any Guarantor other than transactions in the ordinary course of business. Neither Owner, General Partner or any Guarantor has any material Contingent Obligation which are not otherwise disclosed in its most recent financial statements.

     (ag) ACCURACY OF INFORMATION. No information, statement or report furnished in writing to Fannie Mae, any Issuer, Servicer or any Related Trustee by Owner, General Partner or the Guarantors in connection with this Agreement, the Bond Documents, the Mortgage Documents or any other Transaction Document or in connection with the consummation of the transactions contemplated hereby and thereby (including any information furnished by Owner, General Partner or any Guarantor in connection with the preparation of any materials related to the issuance delivery or offering of any of the Bonds on the Bond Transaction Closing Date) contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and the representations and warranties of Owner and the statements, information and descriptions contained in Owner's closing certificates, as of the Fannie Mae Facility Closing Date, are true, correct and complete in all material respects, do not contain any untrue statement or misleading statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary to make the certifications, representations, warranties, statements, information and descriptions contained therein, in light of the circumstances under which they were made, not misleading; and the estimates and the assumptions contained herein and in any certificate of Owner delivered as of the Fannie Mae Facility Closing Date are reasonable and based on the best information available to Owner.

     (ah) NO CONFLICTS OF INTEREST. To the best knowledge of Owner, no member, officer, agent or employee of any Issuer has been or is in any manner interested, directly or indirectly, in that Person's own name, or in the name of any other Person, in the Related Bonds, the Related Bond Documents, the Bond Property Loan Documents, Owner, General Partner or any Guarantor or any Bond Property, in any contract for property or materials to be furnished or used in connection with such Bond Property or in any aspect of the transactions contemplated by the Bond Documents or the Related Bond Property Loan Documents.

     (ai) GOVERNMENTAL APPROVALS. No Governmental Approval not already obtained or made is required for the execution and delivery or approval, as the case may be, of this Agreement, the Bond Documents, the Mortgage Documents or any other Transaction

Document or the performance of the terms and provisions hereof or thereof by Owner, General Partner or any Guarantor.

     (aj) GOVERNMENTAL ORDERS. Owner is not presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any Governmental Authority which would have the effect of preventing or hindering performance of its duties hereunder, nor are there any proceedings presently in progress or to its knowledge contemplated which would, if successful, lead to the issuance of any such order.

     (ak) NO RELIANCE. Owner acknowledges, represents and warrants that it understands the nature and structure of the transactions relating to the refinancings of the Bond Properties, that it is familiar with the provisions of all of the documents and instruments relating to such refinancings to which it or any Issuer is a party or of which it is a beneficiary; that it understands the risks inherent in such transactions, including the risk of loss of all or any of the Bond Properties and the Additional Mortgaged Properties; and that it has not relied on any Issuer or Fannie Mae for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Agreement, any Related Indenture or any other Transaction Document or otherwise relied on any Issuer or Fannie Mae in any manner in connection with interpreting, entering into or otherwise in connection with this Agreement, any other Transaction Document or any of the matters contemplated hereby or thereby.

     (al) ARBITRAGE BONDS. No money on deposit in any fund or account in connection with the Existing Bond Issues, whether or not such money was derived from other sources, has been used by or under the direction of Owner, General Partner or any Guarantor in a manner which would cause the Existing Bond Issues to be "arbitrage bonds" within the meaning of
Section 103(c) of the Code.

     (am) COMPLIANCE WITH APPLICABLE LAW. Each of Owner, General Partner and each Guarantor is in compliance with Applicable Law, including all Governmental Approvals, if any, except for such items of noncompliance that, singly or in the aggregate, have not had and are not reasonably expected to cause, a Material Adverse Effect.

     (an) CONTRACTS WITH AFFILIATES. Owner has not entered into and is not a party to any contract, lease or other agreement with any Affiliate of Owner for the provision of any service, materials or supplies to any Property or Properties (including any contract, lease or agreement for the provision of property management services, cable television services or equipment, gas, electric or other utilities, security services or equipment, laundry services or equipment or telephone services or equipment) other than (i) the Management Agreements and (ii) that certain Amended and Restated Cash Management Agreement, dated as of January 1, 1995, among AIMCO OP, Owner and certain Affiliates of Owner.

     SECTION 2.2 AFFIRMATIVE COVENANTS OF OWNER.

          Owner agrees and covenants with Fannie Mae that, at all times during the term of this Agreement:

          (a) COMPLIANCE WITH AGREEMENTS; NO AMENDMENTS. Owner shall comply with all the terms and conditions of each Transaction Document to which it is a party or by which it is bound and shall use its best efforts to cause each Related Trustee at all times to comply with the terms of the Related Bond Documents to which each such Related Trustee is a party; provided, however, that Owner's failure to comply with such terms and conditions shall not be an Event of Default under section 6.1 of this Agreement until the expiration of applicable notice and cure periods, if any, specified in the applicable Transaction Document.

          (b) MAINTENANCE OF EXISTENCE. Owner shall maintain its existence and continue to be a limited partnership organized under the laws of the state of its organization, duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of or ability to perform its obligations under this Agreement or any other Transaction Document.

          (c) MAINTENANCE OF REIT STATUS. At all times during which Owner is bound by the terms of this Agreement: (i) AIMCO REIT shall continue to qualify and be taxed as a real estate investment trust under Subchapter M of the Code; and (ii) General Partner shall continue to qualify as a "Qualified REIT Subsidiary" (as defined in Subchapter M of the Code) of AIMCO REIT.

          (d) FINANCIAL STATEMENTS: ACCOUNTANTS' REPORTS: OTHER INFORMATION. Owner shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect (x) all of Owner's financial transactions and assets and (y) the results of the operation of each Property and copies of all written contracts, Leases and other instruments which affect each Property (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). In addition, Owner shall furnish, or cause to be furnished, to Servicer, and upon Fannie Mae's request, to Fannie Mae:

                (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within one hundred and twenty (120) days after the close of each of Owner's fiscal years during the term of this Agreement, its audited balance sheet as of the end of such fiscal year, its audited statement of income, partners' equity and retained earnings for such fiscal year and its audited statement of cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of Owner's independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business.

     (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after each of the first three fiscal quarters of each fiscal years during the term of this Agreement, its unaudited balance sheet as of the end of such fiscal quarter and its unaudited statement of income and retained earnings and its unaudited statement of cash flows for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of Owner's authorized representative to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

     (iii) MONTHLY PROPERTY STATEMENTS. Upon Fannie Mae's request (but not more frequently than on a monthly basis) within thirty (30) days of the last day of the prior month, a statement of income and expenses of each Property accompanied by a certificate of Owner's authorized representative to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Property for the period indicated.

     (iv) ANNUAL PROPERTY STATEMENTS. On an annual basis within thirty
(30) days of the end of the fiscal year, an annual statement of income and expenses of each Property accompanied by a certificate of Owner's authorized representative to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Property for the period indicated.

     (v) UPDATED RENT ROLLS. Upon Servicer's or Fannie Mae's request, a current Rent Roll for each Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid and any other information requested by Servicer or Fannie Mae and in the form required by Servicer or Fannie Mae and accompanied by a certificate of Owner's authorized representative to the effect that each such Rent Roll fairly, accurately and completely presents the information required therein.

     (vi) SECURITY DEPOSIT INFORMATION. Upon Servicer's or Fannie Mae's request, an accounting of all security deposits held in connection with any lease of any part of any Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Servicer or Fannie Mae to access information regarding such accounts.

           (vii) SECURITY LAW REPORTING INFORMATION. So long as AIMCO REIT or any other Affiliate of Owner is a reporting company under the Securities and Exchange Act of 1934, promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by AIMCO REIT or any other Affiliate of Owner to their respective security holders, (B) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by AIMCO REIT or any other Affiliate of Owner with the United States Securities and Exchange Commission or other Governmental Authorities, and (c) all press releases and other statements made available generally by AIMCO REIT or any other Affiliate of Owner to the public concerning material developments in the business of AIMCO REIT or any other Affiliate of Owner.

           (viii) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, copies of any reports or management letters submitted to Owner by its independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to clause (i) above); PROVIDED, HOWEVER, that Owner shall only be required to deliver such reports and management letters to the extent that they relate to Owner, General Partner or any of the Properties.

           (ix) OTHER REPORTS. Promptly upon receipt thereof, all schedules, financial statements or other similar reports delivered by Owner pursuant to the Transaction Documents or requested by Servicer or Fannie Mae with respect to Owner's business affairs or condition (financial or otherwise) or any of the Properties.

     (e) CERTIFICATE OF COMPLIANCE. Owner shall deliver to Servicer concurrently with the delivery of the financial statements and/or reports required to be delivered pursuant to paragraphs (d)(i) and
(d)(ii) above a certificate signed by the controller of General Partner and AIMCO REIT stating that, to the best of the knowledge of such controller following reasonable inquiry, no Event of Default or Potential Event of Default has occurred, or if an Event of Default or Potential Event of Default has occurred, specifying the nature thereof.

     (f) MAINTAIN LICENSES. Owner shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business and shall abide by and satisfy all terms and conditions of all such licenses, Permits, charters and registrations.

     (g) ACCESS TO RECORDS; DISCUSSIONS WITH OFFICERS AND ACCOUNTANTS.
To the extent permitted by law and in addition to the applicable requirements of the Mortgages, Owner shall permit Fannie Mae or Servicer:

                (i) to inspect, make copies and abstracts of, and have reviewed or audited, such of Owner's books and records as may relate to the Obligations or any Property;

                (ii) to discuss Owner's affairs, finances and accounts with any of Owner's officers, partners and employees;

                (iii) to discuss Owner's affairs, finances and accounts with its independent public accountants, provided that the controller of General Partner and AIMCO REIT has been given the opportunity by Servicer or Fannie Mae to be a party to such discussions; and

                (iv) to receive any other information that Fannie Mae or Servicer deems necessary or relevant in connection with any Mortgage Loan, any Transaction Document or the Obligations.

Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default, all inspections shall be conducted at reasonable times during normal business hours.

          (h) INFORM FANNIE MAE AND SERVICER OF MATERIAL EVENTS. Owner shall promptly inform Fannie Mae and Servicer in writing of any of the following (and shall deliver to the Fannie Mae and Servicer copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which Owner has or obtains acrual knowledge:

                (i) DEFAULTS. The occurrence of any Event of Default or any Potential Event of Default under this Agreement or any other Transaction Document;

                (ii) REGULATORY PROCEEDINGS. The commencement of any rulemaking or disciplinary proceeding or the promulgation of any proposed or final rule which would have, or may reasonably be expected to have, a Material Adverse Effect or adversely affect the tax-exempt status of the interest payable on the Bonds;

                (iii) LEGAL PROCEEDINGS. The commencement or threat of, or amendment to, any proceedings by or against Owner, General Partner or any Guarantor in any Federal, state or local court or before any Governmental Authority, or before any arbitrator, which, if adversely determined, would have, or at the time of determination may reasonably be expected to have, a Material Adverse Effect or adversely affect the tax-exempt status of the interest payable on the Bonds;

                (iv) BANKRUPTCY PROCEEDINGS. The commencement of any proceedings by or against Owner, General Partner or any Guarantor under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for it;

                (v) REGULATORY SUPERVISION OR PENALTY. The receipt of notice from any Governmental Authority having jurisdiction over Owner, General Partner or any Guarantor that (A) Owner, General Partner or any Guarantor is being placed under regulatory supervision, (B) any license, Permit, charter, membership or registration material to the conduct of Owner's or any Guarantor's respective business or the Properties is to be suspended or revoked or (C) Owner, General Partner or any Guarantor is to cease and desist any practice, procedure or policy employed by Owner, General Partner or such Guarantor, as the case may be, in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect or would adversely affect the tax-exempt status of the interest on any Bonds; and

                (vi) ENVIRONMENTAL CLAIM. The receipt of notice from any Governmental Authority or other Person relating to any Environmental Claim involving Owner, General Partner or any Guarantor or any of their respective assets, including the Properties.

          (i) SINGLE-PURPOSE ENTITIES. Owner and General Partner shall at all times maintain and conduct themselves as Single-Purpose entities.

          (j) INSPECTION. Owner shall permit any Person designated by Fannie Mae (including Servicer): (i) to make entries upon and inspections of the Properties; and (ii) to otherwise verify, examine and inspect the amount, quantity, quality, value and/or condition of, or any other matter relating to, any Property; PROVIDED, HOWEVER, that prior to an Event of Default or Potential Event of Default, all such entries, examinations and inspections shall be conducted at reasonable times during normal business hours.

          (k) COMPLIANCE WITH APPLICABLE LAWS. Owner shall comply in all material respects with all Applicable Laws now or hereafter affecting any Property or any part of any Property or requiring any alterations, repairs or improvements to any Property. Owner shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of all Permits.

          (l) WARRANTY OF TITLE. Owner shall warrant and defend (a) the title to each Property and every part of each Property, subject only to Permitted Liens, and (b) the validity and priority of the lien of the applicable Mortgage Documents, subject only to Permitted Liens, in each case against the claims of all Persons whatsoever. Owner shall reimburse Fannie Mae and Servicer for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Fannie Mae or Servicer if an interest in any Property, other than with respect to a Permitted Lien, is claimed by others.

          (m) DEFENSE OF ACTIONS. Owner shall appear in and defend any action or proceeding purporting to affect the security for this Agreement or the rights or power of Fannie Mae or Servicer hereunder, and shall, pursuant to section 3.1, pay all costs and expenses, including the cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Fannie Mae may appear. If Owner fails to perform any of the covenants or agreements contained in this Agreement, or if any action or proceeding is commenced that is not diligently defended by Owner which affects in any material respect Fannie Mae's or any Related Trustee's interest in any Property or any part thereof, including eminent domain, code enforcement or proceedings of any nature whatsoever under any Applicable Law, whether now existing or hereafter enacted or amended, then Fannie Mae may, but without obligation to do so and without notice to or demand upon Owner and without releasing Owner from any Obligation, make such appearances, disburse such sums and take such action as Fannie Mae or Servicer deems necessary or appropriate to protect Fannie Mae's or such Related Trustee's interest, including disbursement of attorney's fees, entry upon such Property to make repairs or take other action to protect the security of said Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Fannie Mae appears to be prior or superior to the Transaction Documents. In the event (i) that any Mortgage is foreclosed in whole or in part or that any Transaction Document is put into the hands of an attorney for collection, suit, action or foreclosure, or (ii) of the foreclosure of any mortgage, deed to secure debt, deed of trust or other security instrument prior to or subsequent to any Mortgage or any Transaction Document in which proceeding Fannie Mae is made a party or (iii) of the bankruptcy of Owner, General Partner or any Guarantor or an assignment by Owner, General Partner or any Guarantor for the benefit of their respective creditors, Owner shall be chargeable with and agrees to pay all costs of collection and defense, including actual attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

          (n) PROPERTY MANAGEMENT; MAINTENANCE OF PROPERTIES. Owner shall continue to operate each Property as a Multifamily Residential Property, and shall manage or cause to be managed the operations of each Property in accordance with the applicable provisions of the Mortgage Documents and the other Transaction Documents. Owner (i) shall not commit waste or permit impairment or deterioration of any Property, (ii) shall not abandon any Property, (iii) shall restore or repair promptly and in a good and workmanlike manner all or any part of any Property to the equivalent of its condition existing immediately prior to such Casualty, or such other lesser condition as Fannie Mae may approve in writing, in the event of any Casualty thereto, whether or not Insurance Proceeds are available to cover in whole or in part the costs of such restoration or repair, (iv) shall keep each Property, including improvements, fixtures, equipment, machinery and appliances thereon in good repair and shall replace fixtures, equipment, machinery and appliances on each Property when necessary to keep such items in good repair, (v) shall generally operate and maintain each Property in accordance with the standards for "Class A" Multifamily Residential Properties in the regional market in which each such Property is located and (vi) shall give notice in writing to Fannie Mae of, and, unless otherwise directed in writing by Fannie Mae, appear in and defend, any action or proceeding purporting to affect any Property, the security of any Mortgage or the rights or powers of Fannie Mae under any of the Transaction Documents. Neither Owner nor any tenant or other person shall remove, demolish or alter any improvement now existing or hereafter erected on any Property or any fixture, equipment, machinery or appliance in or on any Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

     (o) ADDITIONS TO THE PROPERTIES. Except as otherwise provided in the Mortgage Documents, Owner shall have the right to undertake any alteration, improvement, demolition, removal, or construction (collectively, "ALTERATIONS") to the Properties without the prior consent of Fannie Mae; provided, however, that in any case, no such Alterations shall be made to any Property without the prior written consent of Fannie Mae if (i) such Improvement could reasonably be expected to adversely affect the value of such Property or its operation as a multifamily housing facility in substantially the same manner in which it is being operated on the date of this Agreement, (ii) the construction of such Improvement could reasonably be expected to result in interference to the occupancy of tenants of such Property such that tenants in occupancy with respect to 5% or more of the Leases would be permitted to terminate their Leases or to abate the payment of all or any portion of their rent, or (iii) such Improvement will be completed in more than 12 months from the date of commencement or in the last year of the term of this Agreement. Notwithstanding the foregoing, Owner must obtain Fannie Mae's prior written consent to construct Alterations with respect to the Property costing in excess of $125,000.00 and Owner must give prior written notice to Fannie Mae of its intent to construct Alterations with respect to such Property costing in excess of $50,000.00; PROVIDED, HOWEVER, that preceding requirements shall not be applicable to Alterations made, conducted or undertaken by Owner as part of Owner's routine maintenance and repair of the Properties pursuant to section 2.2(n) or as otherwise required by the Mortgage Documents..

     (p) ERISA. Owner shall at all times remain in compliance in all material respects with all applicable provisions of ERISA and similar requirements of the PBGC.

     (q) NO AMENDMENTS TO TRANSACTION DOCUMENTS. Unless Fannie Mae shall otherwise consent in writing, Owner shall not agree to any amendment of, supplement to, waiver of, or modification of, the terms of any Transaction Document.

     (r) TAXES. If any tax, assessment or Imposition (other than a franchise tax imposed on or measured by, the net income or capital (including branch profits tax) of any Related Trustee or Fannie Mae (or any transferee or assignee thereof, including a participation holder)) ("TAXES") is levied, assessed or charged by the United States or any political subdivision or taxing authority thereof or therein upon any of the Transaction Documents or the obligations secured thereby, the interest of Fannie Mae or any Related Trustee in the Properties, or Fannie Mae or any Related Trustee by reason of or as holder of the Transaction Documents, Owner shall pay all such Taxes to, for, or on account of Fannie Mae or the applicable Related Trustee (or provide funds to Fannie Mae or such Related Trustee for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to

Fannie Mae or such Related Trustee, as applicable. In the event of passage of any law or regulation permitting, authorizing or requiring such Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to Fannie Mae or any Related Trustee may prohibit Owner from paying the Taxes to or for Fannie Mae or such Related Trustee, Owner shall enter into such further instruments as may be permitted by law to obligate Owner to pay such Taxes.

          (s) FURTHER ASSURANCES. Owner, at the request of Fannie Mae, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as Fannie Mae from time to time may request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any of the other Transaction Documents or to subject the Collateral to the lien and security interests of the Mortgage Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Transaction Documents or in order to exercise or enforce its rights under the Transaction Documents. In addition, Owner shall cooperate with each of the Rating Agencies in connection with any review of the transactions described in the Transaction Documents which may be undertaken by either of the Rating Agencies after the date of this Agreement.

          (t) MONITORING COMPLIANCE. Upon the request of Servicer, from time to time, and at any time certification of the matters set forth below is provided to the Issuer, the Related Trustee or any other Governmental Authority, Owner shall promptly provide to Servicer the following:

                (i) Owner's certification of each Bond Property's compliance with the rules qualifying such Bond Property for federal tax exemption pursuant to Section 103 of the Code and the regulations issued under such Section 103 and the requirements of the Regulatory Agreement with respect to such Bond Property;

                (ii) If any Property has received or receives a tax credit allocation, Owner's certification of such Property's compliance with the requirements of Section 42 of the Code and the regulations issued under
      Section 42 and if the tax credits have not yet been syndicated, Owner's report regarding progress in syndicating the tax credit allocation until the syndication is completed;

                (iii) Owner's certification of the Village Creek Project's compliance with the requirements of the Village Creek Regulatory Agreement; and

                (iv) Such other documents, certificates and other information as may be deemed reasonably necessary to enable Servicer to perform the functions under the Servicing Agreement.

          (u) CONTINUING DISCLOSURE. Owner shall cooperate with the Issuers, the Related Trustees and Fannie Mae in complying with all federal securities laws relating to continuing disclosure that are applicable to the Bonds including, Rule 15c2-12, promulgated by the Securities and Exchange Commission under the Securities Exchange Related Act of 1934, as such rule may be amended from time to time.

          (v) LEASES. Each unit in each Property will be leased pursuant to the form lease delivered to, and acceptable to, Fannie Mae and Servicer, with no material modifications to such approved form lease, except as disclosed in writing to Fannie Mae and Servicer.

     SECTION 2.3 NEGATIVE COVENANTS OF OWNER. Owner enters into the covenants and agreements with Fannie Mae set forth in this section 2.3. Each covenant and agreement shall apply continuously during the term of this Agreement:

          (a) OTHER ACTIVITIES. Neither Owner nor General Partner shall:

                    (i) either directly or indirectly sell, transfer, exchange or otherwise dispose of any of its assets except as permitted hereunder, by the Mortgages or the Cash Management Agreement;

                    (ii) take any action or omit to take any action that, if taken or omitted, would adversely affect the exclusion of interest on the Bonds from gross income for Federal income tax purposes pursuant to Section 103 of the Code;

                    (iii) engage in any business or activity other than in connection with (x) with respect to Owner, the ownership, management and operation of the Properties and (y) with respect to General Partner, the ownership, management and operation of Owner;

                    (iv) amend the Owner Organizational Documents or the General Partner Organizational Documents, as the case may be, in any manner, without the prior written consent of Fannie Mae;

                    (v) dissolve or liquidate in whole or in part;

                    (vi) merge or consolidate with any Person; or

                    (vii) use, or permit to be used, any Property for any uses or purposes other than as a Multifamily Residential Property.

          (b) NO AMENDMENTS TO TRANSACTION DOCUMENTS. Unless Fannie Mae shall otherwise consent in writing, Owner shall not agree to any amendment of, supplement to, or waiver, modification, or termination of, any of the terms or provisions of any Transaction

Document. Owner shall promptly give written notice to Fannie Mae of any such amendment, supplement, waiver, modification or termination.

     (c) COMPLIANCE WITH THE TRANSACTION DOCUMENTS. Owner shall not fail to comply with any provision of the Transaction Documents to which it is a party or by which it is bound.

     (d) VALUE OF SECURITY. Owner shall not take any action which could reasonably be expected to have any Material Adverse Effect.

     (e) ZONING. Owner shall not initiate or consent to any zoning reclassification of any Property or seek any variance under any zoning ordinance or use or permit the use of any Property in any manner that could result in the use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

     (f) LIENS. Owner shall not create, incur, assume or suffer to exist any Lien on any Property or any part of any Property, except the Permitted Liens;

     (g) SALE. Owner shall not sell, convey, transfer, assign or otherwise relinquish any Property or any part of any Property without the prior written consent of Fannie Mae (which consent may be granted or withheld in Fannie Mae's discretion), or any interest in any Property, other than (i) as may be permitted by the Mortgage Documents with respect to such Property, or (ii) in accordance with the provisions of section 4.2 or section 4.3, or (iii) to enter into Leases for units in a Property to any tenant in the ordinary course of business.

     (h) USE OF PROCEEDS. The proceeds from the issuance and sale of the Bonds shall not be used for any purpose other than the refinancing of the Bond Properties through the refunding of the Existing Bond Issues.

     (i) PREPAYMENT OF A MORTGAGE LOAN. Notwithstanding anything to the contrary contained in the Transaction Documents, Owner shall not make a voluntary prepayment of any Mortgage Loan unless (i) Owner has complied with the terms and provisions of the Mortgage Note relating to prepayment, (ii) Owner has received the prior written consent of Fannie Mae; PROVIDED that Fannie Mae shall not withhold its consent unless Fannie Mae determines that all or any part of such prepayment by Owner is not permitted by the terms of any Related Mortgage Note or may be subject to avoidance or any other recovery or disgorgement pursuant to the Bankruptcy Code (including sections 544, 547, 549 or 550 thereof) or any other applicable bankruptcy or insolvency law, and (iii) with respect to the prepayment in part or in full of the Facility Amount prior to the tenth anniversary of the Facility, Fannie Mae has received a Prepayment Premium pursuant to the Related Mortgage Note.

     (j) INDEBTEDNESS. Owner shall not incur or be obligated at any time with respect to aggregate Indebtedness (other than the Mortgage Loans), in excess of $100,000.00.

          (k) SINGLE-PURPOSE ENTITY. Neither Owner nor General Partner shall cease at any time during the term hereof to be a Single-Purpose entity.

          (l) PRINCIPAL PLACE OF BUSINESS. Owner shall not change its principal place of business or the location of its books and records, each as set forth in section 2.1(a), without first giving thirty (30) days' prior written notice to Fannie Mae.

     SECTION 2.4 CERTAIN COVENANTS WITH RESPECT TO BOND TRANSACTIONS.

          Owner agrees and covenants with Fannie Mae that, at all times during the term of this Agreement:

          (a) DEBT SERVICE FUND REQUIREMENT WITH RESPECT TO FIXED RATE BOND TRANSACTIONS. Owner shall deposit with the Related Trustee with respect to each issue of Related Bonds, on or before the date the Related Mortgage Note is executed and delivered, for deposit into the debt service fund with respect to each issue of Related Bonds, the initial funding requirement required by the Rating Agency for such issue of Related Bonds, which requirement shall not be less than one (1) month's payment of interest and principal on the Related Mortgage Note.

          (b) ASSIGNMENT OF MORTGAGE LOANS TO FANNIE MAE. With respect to each issue of Related Bonds, Owner acknowledges and agrees that Fannie Mae is the assignee of the all of the Issuer's right, title and interest in and to the Bond Property Loan Documents with respect to such issue of Related Bonds and as such, Fannie Mae shall be entitled to exercise all rights and receive all benefits available to the owner and holder of such Bond Property Loan Documents. Owner further acknowledges and agrees that Fannie Mae has delegated or may delegate certain matters and functions related to or arising under such Bond Property Loan Documents to Servicer, as an independent contractor, pursuant to the Servicing Agreement.

     SECTION 2.5 CERTAIN COVENANTS WITH RESPECT TO VILLAGE CREEK PROJECT.

          Owner agrees and covenants with Fannie Mae that, at all times during the term of this Agreement:

          (a) COMPLIANCE WITH REGULATORY AGREEMENT. Owner shall at all times comply in all material respects with all provisions of the Village Creek Regulatory Agreement, including, all applicable reporting requirements, and all rental limitations and restrictions. In addition, Owner shall immediately cure all past failures to comply with such Village Creek Regulatory Agreement.

          (b) INDEMNIFICATION WITH RESPECT TO VILLAGE CREEK REGULATORY AGREEMENT. Owner hereby agrees to indemnify, hold harmless and defend Fannie Mae from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs, charges or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and costs of investigation) and obligation whatsoever of any nature arising out of, relating to or in connection with the Village Creek Regulatory Agreement, including, any violation by Owner or any predecessor in interest to the Village Creek Project of any of the terms, conditions, requirements or restrictions of the Village Creek Regulatory Agreement. Notwithstanding any permitted transfer of the Village Creek Project to another Person or the release of the Village Creek Project from the lien of the Related Mortgage, Owner shall remain obligated to indemnify Fannie Mae pursuant to this section 2.5(b) with respect to acts occurring prior or subsequent to the date of permitted transfer of legal title to such Village Creek Project or release of such Village Creek Project from the lien of the Related Mortgage, as applicable (irrespective of when a claim is actually made). The indemnity provisions of this section 2.5(b) shall survive the termination of this Agreement and foreclosure or release of the Related Mortgage or other disposition of the Village Creek Project to the fullest extent permitted by law.

          (c) TERMINATION OF VILLAGE CREEK REGULATORY AGREEMENT. Notwithstanding anything herein to the contrary, on or before March 31, 1998 Owner shall cause the Village Creek Regulatory Agreement to be fully satisfied and discharged of record by obtaining appropriate release documentation from each party-in-interest to the Village Creek Regulatory Agreement and causing such release documentation to be recorded in the land records of Jefferson County, Colorado. Owner's satisfaction of the requirements of this section 2.5(c) shall be evidenced by Owner's delivery to Fannie Mae of an endorsement to Fannie Mae's title policy with respect to the Village Creek Project, in form and substance acceptable to Fannie Mae, confirming that the Village Creek Regulatory Agreement is no longer an exception to the title insurance provided thereunder.

                           ARTICLE III.

                FEES AND EXPENSES; INDEMNIFICATION

     SECTION 3.1 FEES AND EXPENSES.

          Owner hereby agrees absolutely and unconditionally to pay, or cause to be paid, to Fannie Mae or Servicer, as the case may be, the following:

          (a) any and all reasonable fees, costs, charges and expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) which Fannie Mae or Servicer may pay or incur in connection with any payment under any Related Fannie Mae Pass-Through Certificate, including payments of any fees and charges in connection with any accounts established to facilitate payments under any Related Fannie Mae Pass-Through Certificate, or the performance of Fannie Mae's obligations under any Related Fannie Mae Pass-Through Certificate;

     (b) the amount of any fees, costs, or charges or expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) incurred by Fannie Mae or Servicer in connection with the administration or enforcement of, or preservation of rights or remedies under, this Agreement or any of the other Transaction Documents or in connection with the foreclosure upon, sale of or other disposition of any security granted pursuant to the Transaction Documents;

     (c) any and all reasonable fees, costs, charges and expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) incurred by Fannie Mae or Servicer in connection with the disbursement or application of insurance or condemnation awards, proceeds, payments or damages to the costs of restoration and repair of any Property;

     (d) any payments or advances made by Fannie Mae or Servicer on behalf of Owner pursuant to any of the Transaction Documents;

     (e) all reasonable expenses incurred in connection with or related to the execution and delivery of the Related Fannie Mae Pass-Through Certificates, the sale of the Bonds or the Obligations and the preparation and review of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including fees payable to any agencies rating the Bonds or the Obligations from which ratings were requested and received, any tax or governmental charge imposed in connection with the execution and delivery of the Related Fannie Mae Pass-Through Certificates and the reasonable fees and disbursements of Fannie Mae's and Servicer's counsel and accountants, including fees and expenses relating to any (i) amendments, consents or waivers to this Agreement or any of the other Transaction Documents (whether or not any such amendments, consents or waivers are entered into), (ii) requests to evaluate any substitute or additional collateral or (iii) proposed or actual release or substitution of a Property; and

     (f) all documentary stamp, recording, transfer, mortgage, intangible or filing or other taxes or fees and any and all liabilities with respect to, or resulting therefrom which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of or filing of record, recordation, release or discharge of, this Agreement, the Mortgages, or any other Transaction Document.

All amounts to be paid pursuant to clauses (a) through (f) of this section 3.1 shall be due and payable in accordance with section 3.2.

     SECTION 3.2 PAYMENT OF FEES AND EXPENSES.

          (a) BOND FEES. Owner shall pay, or cause to be paid, when due, the ONGOING fees and expenses of the Issuer, the Related Trustee and any rebate analyst (collectively, the "BOND FEES") with respect to each issue of Related Bonds to the extent that such fees or expenses have not been included as part of the Mortgage Note Rate under the Related Mortgage Note. Such Bond Fees shall be paid by Owner in accordance with the terms of the Related Bond Documents.

          (b) PAYMENT. All fees, costs and expenses incurred from time to time in accordance with section 3.1 or section 3.2(a) above, in connection with the Bonds or the Mortgage Loans (excluding those fees which are included in the Mortgage Note Rate of each Related Mortgage
Note), or related to any other matter contemplated in this Agreement or in any other Transaction Document, shall be paid when due by Owner separate and apart from payments due under the Mortgage Loan and shall not be included in the Mortgage Note Rate of each Related Mortgage Note. Fannie Mae shall not have (x) any liability, responsibility or accountability for the payment, remittance or handling of any such fees, costs or expenses, or (y) any obligation under any Related Fannie Mae Pass-Through Certificate or otherwise to pay any such fees, costs or expenses; PROVIDED, HOWEVER, that Fannie Mae shall have the right, but not the obligation, to pay any fees, costs or expenses on behalf of Owner if Owner fails to pay any such fees, costs or expenses when due. Any fees, costs or expenses paid by Fannie Mae (a "Reimbursable Advance") shall be due and payable upon demand and shall accrue interest at the Reimbursable Advance Rate until paid in full by Owner.

          (c) PREPAYMENT PREMIUM. Owner agrees to pay the Prepayment Premium pursuant to each Related Mortgage Note whether prepayment of the Related Mortgage Note is voluntary or involuntary (in connection with acceleration of the unpaid principal balance of a Related Mortgage Note) or the Related Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding) and in lieu of foreclosure or by any other means.

     SECTION 3.3 GUARANTY FEE; OLYMPIAD PROJECT STAND-BY FEE: EDEN CROSSING PROJECT STAND-BY FEE.

          (a) GUARANTY FEE. In addition to any other fees and amounts payable to Fannie Mae under this Agreement or the other Transaction Documents, Owner shall, in consideration of Fannie Mae's providing the Related Fannie Mae Pass-Through Certificates with respect to each issue of Related Bonds and so long as the Related Fannie Mae Pass-Through Certificates shall remain in effect, be responsible for paying to Servicer, for remittance to Fannie Mae, a guaranty fee, which shall be included in the actual fixed rate of interest set forth in and payable under the Related Mortgage Note as set forth on Exhibit A.

          (b) OLYMPIAD PROJECT STAND-BY FEE. In addition to any other fees and amounts payable to Fannie Mae under this Agreement or the other Transaction Documents, Owner shall, in consideration of Fannie Mae's agreement to provide the Olympiad Credit

Enhancement, pay to Servicer, for remittance to Fannie Mae, a stand-by credit enhancement fee, which shall be equal to $446 per month (the "OLYMPIAD STAND-BY FEE"). The Olympiad StandBy Fee shall be payable monthly, on the first Business Day of each calendar month from and including August 1, 1996 to the earlier to occur of (i) the Olympiad Refunding Closing Date or (ii) the Olympiad Commitment Termination Date.

          (c) EDEN CROSSING PROJECT STAND-BY FEE. In addition to any other fees and amounts payable to Fannie Mae under this Agreement or the other Transaction Documents, Owner shall, in consideration of Fannie Mae's agreement to provide the Eden Crossing Credit Enhancement, pay to Servicer, for remittance to Fannie Mae, a stand-by credit enhancement fee, which shall be equal to $500.00 per month (the "EDEN CROSSING STAND-BY FEE"). The Eden Crossing Stand-By Fee shall be payable monthly in arrears, on the first Business Day of each calendar month from and including September 1, 1996 to the earlier to occur of (i) the Eden Crossing Closing Date, (ii) closing of the Eden Closing Substitution Transaction, or (iii) the Eden Crossing Commitment Termination Date.

     SECTION 3.4 INDEMNIFICATION.

          (a) INDEMNIFICATION. Owner hereby releases Fannie Mae, Servicer and their respective officers, directors, members, shareholders, officials, agents, independent contractors and employees and each of them and each Person, if any, who controls Fannie Mae or Servicer within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (each an "INDEMNIFIED PARTY"), from, and covenants and agrees to indemnify, hold harmless and defend each such indemnified party from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs, charges or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and costs of investigation) and obligations whatsoever (herein collectively referred to as "LIABILITIES") of any nature arising out of, relating to or in connection with: (i) the transactions provided for in this Agreement or the other Transaction Documents or otherwise in connection with any Property, the Bonds, the Mortgage Loans or the execution or amendment of any document relating thereto; (ii) the approval of the refinancing of the Bond Properties or the making of the Mortgage Loans; (iii) any act or omission of Owner or any of its Affiliates, agents, servants, employees or licensees, in connection with the Mortgage Loans, the Properties, this Agreement or the other Transaction Documents; (iv) the issuance and sale, resale or remarketing of any Bonds or any certifications or representations made by any person (other than any Issuer or the party seeking indemnification in connection therewith), including, (A) any untrue statement or alleged untrue statement of a material fact contained in any offering documents relating to any of the Bonds or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the violation by Owner of any Federal, state or local securities or real estate laws, rules or regulations in connection with the issuance, offer and sale of any of the Bonds; (v) the operations of any Property, or the conditions, occupancy, use, possession, conduct or management of work done in or about, or from the planning, design, acquisition, installation or construction of any Property, or any part of any Property; (vi) the exercise by Fannie Mae or Servicer of their respective powers or duties under this Agreement or any other Transaction Document; (vii) any Related Trustee's acceptance or administration of the trusts created by the Related Indenture and the exercise of its powers or duties thereunder, and under any Regulatory Agreement or any other agreements in connection therewith to which it is a party; (viii) errors, omissions, interruptions, losses or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telephone or otherwise; (ix) any other circumstances whatsoever in making or failing to make payment under any Related Fannie Mae Pass-Through Certificate; and (x) all reasonable costs, counsel fees, expenses or liabilities incurred in connection with any such claim or proceeding referred to in clauses (i) through (ix) above; PROVIDED, HOWEVER, that the foregoing indemnification shall not be effective to the extent such Liabilities are caused by the gross negligence or willful misconduct of an indemnified party. Neither Fannie Mae nor Servicer shall have any liability to Owner or to any other person as a result of any reduction of the credit rating of any of the Bonds or any deterioration of Fannie Mae's financial condition, nor shall any such reduction or deterioration reduce or diminish in any respect Owner's obligations under this Agreement. In the event that any action or proceeding is brought against any indemnified party with respect to which indemnity may be sought hereunder, Owner, upon written notice from the indemnified party, shall assume the investigation and defense thereof, including the employment of counsel selected by Owner, but acceptable to the indemnified party, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in its discretion, PROVIDED that if such settlement or compromise shall contain or infer an admission regarding, or relating in any way to, any indemnified party, such indemnified party shall have the right to review and approve or disapprove any such compromise or settlement. Each indemnified party shall have the right, if such indemnified party shall conclude in good faith that a conflict of interest exists, to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and Owner shall pay the reasonable fees and expenses of such separate counsel. If separate counsel are employed as described above, Owner and any such indemnified party agree to cooperate as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding, including making available to each other, and their counsel and accountants, all books and records relating to such action, suit or proceeding. If any such counsel determines that the rendering of such assistance will adversely affect the defense or interests of its client, such counsel shall not be required to comply with the terms of the immediately preceding sentence.

          Notwithstanding any permitted transfer of any Property to another Person or the release of any Property from the lien of any Mortgage, Owner shall remain obligated to indemnify each indemnified party pursuant to this section 3.4 with respect to acts occurring prior to the date of permitted transfer of legal title to such Property or release of such Property from the lien of any Mortgage, as applicable (irrespective of when a claim is actually made).

     (b) SURVIVAL. The indemnity provisions of this section 3.4 shall survive the termination of this Agreement and foreclosure or release of the Mortgages or other disposition of the Properties to the fullest extent permitted by law.

     SECTION 3.5 LIABILITY OF OWNER.

          The obligations of Owner under this Agreement shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following circumstances: (a) any invalidity or unenforceability of this Agreement or any of the other Transaction Documents or any other agreement or instrument related to the Transaction Documents; (b) any amendment or waiver of, or any consent to or departure from, the terms of this Agreement, any Related Fannie Mae Pass-Through Certificate, any of the other Transaction Documents, or any other agreement or instrument related to the Transaction Documents, any extensions of time or other modifications of the terms and conditions for any act to be performed in connection with this Agreement, any Related Fannie Mae Pass-Through Certificate or any of the other Transaction Documents, other than any amendment, waiver, consent, extension or modification entered into in strict accordance with the terms of this Agreement; (c) the existence of any claim, set-off, defense or other right which Owner may have at any time against any Issuer, any Related Trustee, Fannie Mae, Servicer or any other Person, whether in connection with this Agreement, any of the other Transaction Documents, any Property, or any unrelated transaction; (d) the surrender or impairment of any security for the performance or observance of any of the agreements or terms of this Agreement or the other Transaction Documents; (e) defect in title to any Property, any acts or circumstances that may constitute failure of consideration, destruction of, damage to or condemnation of any Property, commercial frustration of purpose, or any change in the tax or other laws of the United States of America or of the State or any political subdivision of either; (f) the breach by any Issuer, any Related Trustee, Servicer, Fannie Mae or any other Person of its obligations under any Transaction Document or (g) any other circumstance, happening or omission whatsoever.

     SECTION 3.6 FANNIE MAE AND SERVICER NOT LIABLE.

          Neither Fannie Mae, Servicer nor any of their officials, officers, directors, members, shareholders, agents, independent contractors or employees shall be responsible for or liable to Owner, its Affiliates or any of Owner's or its Affiliates' members, partners, Affiliates, independent contractors or employees for (i) any act or omission of Fannie Mae, Servicer or any other Person made in good faith with respect to the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon (except for documents and endorsements provided by Fannie Mae or Servicer, as applicable), even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Related Fannie Mae Pass-Through Certificate or the rights or benefits under any Related Fannie Mae Pass-Through Certificate or proceeds under any Related Fannie Mae Pass-Through Certificate, in whole or in part, that may prove to be invalid or ineffective for any reason, (iii) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopier or otherwise; (iv) any consequences arising from causes beyond the control of Fannie Mae. In furtherance and not in limitation of the foregoing, Fannie Mae or Servicer may accept documents that appear on their face to be valid and in order, without any responsibility for further investigation. None of the above shall affect, impair, or prevent the vesting of rights or powers of Fannie Mae or Servicer under this Agreement. In furtherance and extension and not in limitation of the specific provision set forth above, any action taken or omitted by Fannie Mae under or in connection with any Transaction Document or any related certificates or other documents, if taken or omitted in good faith, shall be binding upon Owner, the Related Trustee and the Issuer and shall not put Fannie Mae under any resulting liability to any of them.

     SECTION 3.7 WAIVERS AND CONSENTS.

          OWNER AGREES TO BE BOUND BY THIS AGREEMENT AND TO THE EXTENT PERMITTED BY LAW, (A) WAIVES AND RENOUNCES ANY AND ALL REDEMPTION AND EXEMPTION RIGHTS AND THE BENEFIT OF ALL VALUATION AND APPRAISAL PRIVILEGES AGAINST THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR BY ANY EXTENSION OR RENEWAL OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS; (B) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT, NOTICES OF NONPAYMENT AND OF DISHONOR, PROTEST OF DISHONOR AND NOTICE OF PROTEST; (C) WAIVES ALL NOTICES IN CONNECTION WITH THE DELIVERY AND ACCEPTANCE OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND ALL OTHER NOTICES IN CONNECTION WITH THE PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF ANY OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXCEPT AS REQUIRED BY THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS;
(D) AGREES THAT ITS LIABILITIES UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE UNCONDITIONAL AND WITHOUT REGARD TO THE LIABILITY OF ANY OTHER PERSON; AND (E) AGREES THAT ANY CONSENT, WAIVER OR FORBEARANCE UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS WITH RESPECT TO AN EVENT SHALL OPERATE ONLY FOR SUCH EVENT AND NOT FOR ANY SUBSEQUENT EVENT.

     SECTION 3.8 APPLICATION OF PAYMENTS.

          Payments made by Owner in respect of the Obligations shall be applied in the manner provided in the Mortgage Documents.

     SECTION 3.9 PLEDGE OF RIGHTS TO CERTAIN FUNDS AND INVESTMENTS.

          To secure Owner's obligations under this Agreement, to the extent, if any, that Owner retains an interest in and to all funds and accounts and investments of funds and accounts now or hereafter held by:
(a) the Related Trustees under the Related Indentures as security for the payment of the Bonds, and any and all loan funds, escrow funds, revenue funds, debt service funds, reserve funds, redemption funds and other funds and securities and other instruments comprising investments of any of the foregoing and interest and other income derived from any of the foregoing held as security for the payment of the Bonds, Owner hereby pledges and assigns to Fannie Mae and grants to Fannie Mae a security interest in such funds, accounts, and investments (which pledge, assignment and grant shall be subject only to the rights of each Related Trustee under the Related Indenture); and (b) Servicer with respect to payments payable under any of the Transaction Documents including the Replacement Reserve Accounts and any and all escrow funds, completion repair funds and other funds, and my securities and other instruments comprising investments of any of the foregoing and interest income and other proceeds derived from any of the foregoing, Owner hereby pledges and assigns to Fannie Mae and grants to Fannie Mae a security interest in such funds, accounts and instruments. Owner covenants and agrees that it will defend Fannie Mae's rights and security interests created by this section 3.9 against the claims and demands of all Persons. In addition to its other rights and remedies under this Agreement and the other Transaction Documents, Fannie Mae shall have all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law with respect to the security interests created by this section 3.9, subject only to the rights of the Related Trustees under the Related Indentures. Fannie Mae's rights under this section 3.9 are in addition to, and not in lieu of, its rights and remedies described elsewhere in this Agreement. Notwithstanding the foregoing, Owner and Fannie Mae acknowledge and agree that any cash collateral held as of the Fannie Mae Facility Closing Date by or on behalf of Sumitomo Trust and Banking Company Limited in connection with the Existing Bond Issues shall be excluded from the grants, pledges and assignments provided in this section 3.9.

     SECTION 3.10 CASH COLLATERAL.

          In addition to the pledge and security interest granted to Fannie Mae by Owner pursuant to section 3.9, as separate and additional security for Owner's obligations under this Agreement, Owner shall pledge and assign to Fannie Mae, and grant to Fannie Mae a first priority security interest in, all of Owner's right, title and interest in and to each Property Account, the Central Account and the Cash Collateral by executing and delivering to Fannie Mae the Cash Management Agreement on the Fannie Mae Facility Closing Date. Owner covenants and agrees that it will defend Fannie Mae's rights and security interest created by this section 3.10 and the Cash Management Agreement against the claims and demands of all Persons. The Property Accounts, the Central Account and the Cash Collateral shall be pledged, assigned, secured, maintained, invested and disposed of pursuant to the Cash Management Agreement.

     SECTION 3.11 NONRECOURSE OBLIGATIONS.

          (a) NON-RECOURSE LIABILITY. Subject to the provisions of subsections 3.11(b) and 3.11(c) and notwithstanding any other provision in the Related Mortgage Notes, the Mortgages or any other Transaction Document, the personal liability of Owner, General Partner, each Guarantor and their respective affiliates, shareholders, members, partners, officers, director's and employees to pay the principal and interest on the debt evidenced by the Related Mortgage Notes and to perform the other Obligations shall be limited to (i) the real and personal property described as "Property" in the Mortgages, (ii) the personal property described in and pledged under any other Mortgage Document, (iii) the rents, profits, issues, products and income of the Properties received or collected by or on behalf of Owner (the "RENTS AND PROFITS") to the extent such receipts are necessary, first, to pay the Operating Expenses then due and payable as of the time of receipt of such Rents and Profits, and then, to pay principal and interest due under the Related Mortgage Notes, any other sums due under the Mortgages or any other Mortgage Document and any other Obligations then due and owning to Fannie Mae under this Agreement, except to the extent that Owner did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums. Except as provided in sections 3.11(b) and (c), Fannie Mae shall not seek (A) any judgment for a deficiency against Owner, General Partner or any Guarantor, or Owner's, General Partner's or any Guarantor's heirs, legal representatives, successors or assigns, in any action to enforce any right or remedy under any of the Related Mortgage Notes, the Mortgages, this Agreement or any other Transaction Document, or (B) any judgment on any of the Related Mortgage Notes or the Obligations except as may be necessary in any action brought under any of the Mortgages to enforce the lien against the Property encumbered thereby or to exercise any remedies under any other Mortgage Documents.

     (b) EXCEPTIONS TO NON-RECOURSE LIABILITY. If, without obtaining Fannie Mae's prior written consent, (i) a "Transfer" shall occur which, pursuant to Uniform Covenant 19 of the any of the Mortgages, gives Fannie Mae the right, at its option, to declare all sums secured by any such Mortgage immediately due and payable, (ii) Owner shall voluntarily encumber or permit the encumbrance of any Property with the lien of any "Subordinate Instrument" (as defined in the Related Mortgage with respect to such Property) in connection with any financing by Owner, or
(iii) Owner shall fail to remain a Single-Purpose entity or to comply with any of the provisions of subsection 2.3(a)(iii) or 2.3(a)(iv), any of such events shall constitute an Event of Default hereunder and under the Mortgage Documents, and if such Event of Default shall continue for thirty (30) days then, from and after the date that is thirty (30) days after such event, (x) section 3.11(a) shall not apply, and (y) Owner, General Partner and each Guarantor shall be personally liable on a joint and several basis for full recourse liability under the Related Mortgage Notes, this Agreement and the other Mortgage Documents. Notwithstanding the foregoing, with respect to clause (iii) above, the thirty (30) day period referenced in the preceding sentence shall commence upon Owner's receipt of notice of Owner's failure to remain a Single-Purpose entity or to comply with any of the provisions of such subsections 2.3(a)(iii) or 2.3(a)(iv).

     (c) EXCEPTIONS TO EXCULPATION. Notwithstanding section 3.11(a), Owner, General Partner and each Guarantor shall be personally liable on a joint and several basis in the amount of any loss, damage or cost (including reasonable attorneys' fees and expenses) resulting from (1) fraud or material misrepresentation by Owner, General Partner or any Guarantor, or Owner's, General Partner's or any Guarantor's agents or employees, in connection with obtaining the Mortgage Loans evidenced by the Related Mortgage Notes, obtaining the credit enhancement evidenced by the Related Fannie Mae Pass-Through Certificates, or in complying with any of Owner's Obligations, (2) Insurance Proceeds, Condemnation Proceeds, security deposits from tenants and other sums or payments received by or on behalf of Owner in its capacity as owner of the Properties and not applied in accordance with the provisions of the Mortgages (except to the extent that Owner did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments),
(3) all Rents and Profits (except to the extent that Owner did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums) received by or on behalf of Owner in its capacity as owner of the Properties and not applied first (a) to the payment of the Operating Expenses as such Operating Expenses become due and payable, and then (b) to the payment of principal and interest due under the Related Mortgage Notes, any other sums due under the Mortgages or any other Mortgage Document and any other Obligations then due and owning to Fannie Mae under this Agreement, (4) Owner's failure to deposit all Gross Cash Flow into the Property Accounts as required in accordance with the Cash Management Agreement (except to the extent that Owner did not have the legal right because of a bankruptcy, receivership or similar judicial proceeding to deposit such sums), (5) Owner's failure following an Event of Default to deliver to Fannie Mae on demand all Rents and Profits and security deposits (except to the extent that Owner did not have the legal right because of a bankruptcy, receivership or similar judicial proceeding to direct disbursement of such sums), (6) Owner's failure following an Event of Default to deliver to Fannie Mae on demand all books and records relating to the Properties, (7) Owner's indemnification obligations set forth in section 3.4(a) and in section 2.5(b), or (8) or relating to Hazardous Material or compliance with Hazardous Materials Laws to the full extent of any losses or damages (including those resulting from diminution in value of any Property) incurred by Fannie Mae as a result of the existence of such Hazardous Material or failure to comply with Hazardous Materials Laws or the obligations of Owner with respect to Hazardous Materials as set forth in the Mortgages. Notwithstanding the foregoing, Owner, General Partner and each Guarantor shall have no liability for Rents and Profits which were distributed in any fiscal year, provided that Owner paid all of the Operating Expenses, all amounts due under the Related Mortgage Notes, this Agreement, the Mortgages, and the other Transaction Documents and all other debt service relating to the Properties and Owner for that fiscal year.

     (d) NO IMPAIRMENT OF CERTAIN RIGHTS. No provision of this section
3.11 shall (i) affect any guaranty or similar agreement executed in connection with the debt evidenced by the Related Mortgage Notes or otherwise in connection with the Obligations, (ii) release or reduce the Obligations or the debt evidenced by the Related Mortgage Notes, (iii) impair the right of Fannie Mae to enforce the provisions of paragraph 6 of the portion of each Mortgage identified as the "Multifamily Instrument", (iv) impair the lien of any Mortgage, (v) impair the right of Fannie Mae to enforce the provisions of the Cash Management Agreement, any Replacement Reserve Agreement, the Assignment of Management Agreement, or any other agreement defined as an "Ancillary Collateral Agreement" in any Mortgage or (vi) limit Owner's obligation to pay documentary stamp, recording, transfer, mortgage, intangible, filing or other taxes or fees and other liabilities payable by Owner pursuant to section 3.1(f).

                            ARTICLE IV.

    ALLOCABLE FACILITY AMOUNTS; SUBSTITUTION, RELEASE, AND ADDITION
                           OF PROPERTIES

     SECTION 4.1 ALLOCABLE FACILITY AMOUNT: FACILITY REDUCTION CREDITS.

     (a) ALLOCABLE FACILITY AMOUNT. Fannie Mae shall determine the Allocable Facility Amount for each Property on or before each annual Determination Date, commencing with the Determination Date in 1997. The Allocable Facility Amount, once determined by Fannie Mae as aforesaid, shall remain in effect until the next Determination Date, unless sooner modified in connection with the addition of a New Property pursuant to section 4.4. As of the Fannie Mae Facility Closing Date, the Allocable Facility Amount of each Property is as set forth on Exhibit H attached hereto.

     (b) FACILITY REDUCTION CREDITS. Upon a Release of any Bond Property pursuant to section 4.3 or the Permitted Transfer of a Bond Property pursuant to section 4.5, Owner shall receive a credit (a "FACILITY REDUCTION CREDIT") equal to the amount, if any, by which (i) the Facility Amount of such Bond Property at the time of such release or Permitted Transfer, EXCEEDS (ii) the Required Facility Reduction. Such Facility Reduction Credit may be used by Owner in satisfaction of the Required Facility Reduction in connection with the subsequent release of an Additional Property pursuant to section 4.3.

     SECTION 4.2 SUBSTITUTION OF ADDITIONAL MORTGAGED PROPERTIES.

          An Additional Mortgaged Property may be released from the lien of a Mortgage and a New Additional Property substituted therefor if each of the following conditions are met:

          (a) The New Additional Property has a Value equal to or greater than the product of 125% (the "SUBSTITUTION PERCENTAGE") multiplied by the Minimum Substitute Property Value of the Released Property;

          (b) The New Additional Property has Net Operating Income (as determined by Fannie Mae in its discretion) for the 12 month period ending within 60 days of the date this test is applied, equal to or greater than the Net Operating Income (as determined by Fannie Mae in its discretion) of the Additional Mortgaged Property being released from the lien for the corresponding 12 month period multiplied by the Substitution Percentage;

          (c) No Event of Default or Potential Event of Default shall have occurred and be continuing;

          (d) Owner shall cause the Released Property to be immediately conveyed by Owner to AIMCO OP, or such other purchaser as Owner may otherwise determine;

          (e) The New Additional Property meets all of Fannie Mae's then applicable underwriting criteria for new loans secured by Multifamily Residential Property;

          (f) All documentation relating to the foregoing is acceptable to Fannie Mae in its discretion in all respects, including legal opinions, title insurance, Security Instruments, Replacement Reserve Agreements, assignments and any amendments to this Agreement or the other Transaction Documents; and

          (g) With respect to each proposed New Additional Property, Owner shall pay Fannie Mae and Servicer a due diligence fee plus all costs and expenses (including legal fees and expenses) reasonably incurred by Fannie Mae or Servicer in connection with the foregoing. Such amounts shall be paid by Owner promptly upon receipt of invoices therefor, and shall be payable regardless of whether the property substitution does or does not (for any reason) ultimately occur.

     SECTION 4.3 RELEASE OF PROPERTIES.

          A Property may be released from the lien of a Mortgage without another Multifamily Residential Property being substituted therefor if each of the following conditions are met:

          (a) Owner shall either redeem or otherwise remove Bonds from the Fannie Mae Credit Facility and/or post cash collateral in a manner acceptable to Fannie Mae in its discretion, in either case in an amount equal to 110% of the Allocable Facility Amount of the Released Property (the "REQUIRED FACILITY REDUCTION"); the following shall be credited toward such Required Facility Reduction: (i) if the Released Property is a Bond Property, the amount of Bonds outstanding with respect to such Bond Property immediately prior to such release (provided, that, the requirements of section 4.3(c) have been satisfied), plus (ii) the amount of any other Bonds redeemed by Owner to obtain such release, plus
(iii) the amount of any cash collateral ("FACILITY REDUCTION CASH COLLATERAL") that has been deemed acceptable by Fannie Mae and posted by Owner to obtain such release, plus (iv) if the Released Property is an Additional Property, the amount of any Facility Reduction Credit that Owner authorizes and instructs Fannie Mae to apply to such Required Facility Reduction;

          (b) No Event of Default or Potential Event of Default shall have occurred and be continuing;

          (c) If the Released Property is a Bond Property, then the Related Fannie Mae Pass-Through Certificate shall terminate on or before the date the Released Property is released from the lien of any Related Mortgage;

          (d) Owner shall cause the Released Property to be immediately conveyed by Owner to AIMCO OP or such other purchaser as Owner may determine;

          (e) All documentation relating to the foregoing is acceptable to Fannie Mae in all respects, including legal opinions, release documentation and any amendments to this Agreement or the other
Transaction Documents; and

          (f) Owner shall pay, with respect to each Released Property, to Fannie Mae and Servicer, a due diligence fee plus all costs and expenses (including legal fees and expenses) reasonably incurred by Fannie Mae or Servicer in connection with the foregoing. Such amounts shall be paid by Owner promptly upon receipt of invoices therefor, and shall be payable regardless of whether the property is or is not (for any reason) ultimately released from the lien of a Mortgage.

     SECTION 4.4 ADDITION OF NEW PROPERTIES TO THE CREDIT FACILITY.

     (a) At the request of Owner and Servicer, Fannie Mae may, from time to time, consent to the addition of a New Bond Property (and to the extent required to meet the underwriting requirements established by Fannie Mae with respect to the addition of a New Bond Property, a New Additional Property) to the Fannie Mae Credit Facility; PROVIDED, HOWEVER, that:

          (i) such consent may be granted or withheld by Fannie Mae in its discretion;

          (ii) the underwriting with respect to each such New Property shall be conducted by Servicer and reviewed by Fannie Mae and shall take into account all facts and circumstances deemed relevant by Servicer and Fannie Mae in their discretion;

          (iii) the terms and conditions relating to the addition of such New Property shall be determined by Servicer and Fannie Mae in their discretion;

          (iv) all documentation deemed necessary by Servicer or Fannie Mae for the addition of such New Property shall be fully executed and delivered by each party thereto and shall be in form and substance acceptable to Servicer and Fannie Mae in their discretion;

          (v) any loan made in conjunction with the addition of a new Bond Property or a New Additional Property must be originated by an independent third-party lender or issuer and otherwise comply with the other Fannie Mae Charter Act requirements for multifamily loans; and

          (vi) Owner shall pay or cause to be paid all fees, costs, charges and expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by or on behalf of Fannie Mae or Servicer in connection with the addition of such New Property in accordance with section 3.1.

     (b) The addition of any New Bond Property and any New Additional Property to the Credit Facility shall become effective only upon satisfaction of all requirements in section 4.4(a) and Fannie Mae's execution and delivery to Owner of a Confirmation of Addition of New Property, substantially in the form of Exhibit E attached hereto (a "NEW PROPERTY CONFIRMATION"), which New Property Confirmation shall specify whether such New Property is a New Bond Property or a New Additional Property. Upon the execution and delivery of the New Property Confirmation in accordance with this section 4.4, this Agreement shall be automatically deemed amended and supplemented to incorporate the terms and provisions of such New Property Confirmation including any provisions, (i) specifying whether the New Property is a New Bond Property or a New Additional Property is a New Bond Property or a New Additional Property, (ii) specifying the amendment and restatement of any of the Exhibits to this Agreement and (iii) modifying the Allocable Facility Amount of all or any of the Properties.

     SECTION 4.5 CERTAIN PERMITTED TRANSFERS OF PROPERTIES.

          (a) CONDITIONS TO PERMITTED TRANSFERS. At the request of Owner, Fannie Mae shall, from time to time, consent to Owner's sale and transfer of a Bond Property subject to Fannie Mae credit enhancement (a "PROPOSED TRANSFER") to an independent third-party purchaser if Fannie Mae determines that each of the following conditions have been satisfied in full:

          (i) no Event of Default or Potential Event of Default shall have occurred and be continuing either immediately before or immediately after giving effect to the Proposed Transfer;

          (ii) at the time of such Proposed Transfer, Fannie Mae continues to provide credit enhancement with respect to new bond transactions similar to the Related Bonds, pursuant to guaranteed mortgage pass-through certificates similar to the Related Fannie Mae Pass-Through Certificate and the provision of such credit enhancement continues to be permitted under the Fannie Mae Charter Act;

          (iii) Owner shall either redeem or otherwise remove Bonds from the Fannie Mae Credit Facility and/or post cash collateral in a manner acceptable to Fannie Mae, in either case in an amount equal to the Required Facility Reduction with respect to the Bond Property that is proposed to be transferred; the following shall be credited toward such Required Facility Reduction: (1) the amount of the Related Bonds outstanding immediately prior to the Proposed Transfer, PLUS (2) the amount of any other Bonds redeemed by Owner to obtain approval of the Proposed Transfer, PLUS (3) the amount of any Facility Reduction Cash Collateral posted by Owner to obtain approval for the Proposed Transfer;

          (iv) the proposed transferee shall be a Single-Purpose entity, shall not be an Affiliate of Owner, General Partner or any Guarantor and meets the eligibility, credit, management and otherwise satisfies the then applicable underwriting standards customarily applied by Fannie Mae for approval of new borrowers (the "PROPOSED TRANSFEREE");

     (v) Owner causes to be submitted to Fannie Mae all information required by Fannie Mae to evaluate the Proposed Transferee and the Bond Property proposed to be transferred as if a new loan were being made to the Proposed Transferee and secured by the Bond Property proposed to be transferred;

     (vi) at the time of such Proposed Transfer, the Bond Property proposed to be transferred shall be subject to re-underwriting in accordance with Fannie Mae's then applicable standards (including satisfaction of loan to value ratio requirements, debt service coverage ratio requirements, physical maintenance requirements, replacement reserve requirements and all other applicable conditions, requirements and limitations) customarily applied by Fannie Mae for approval of new loans secured by liens on new Multifamily Residential Properties and such re-underwriting shall be conducted by or on behalf of Servicer and Fannie Mae taking into account all facts and circumstances deemed relevant by Servicer and Fannie Mae;

     (vii) the Proposed Transferee shall: (1) assume all of the obligations of Owner under and with respect to the Related Bonds, the other Related Bond Documents, the Bond Property Loan Documents with respect to such Bond Property and the related Fannie Mae credit enhancement pursuant to documentation in form and substance acceptable to Fannie Mae; (2) enter into a reimbursement agreement and such other documentation deemed necessary by Fannie Mae to evidence and secure its reimbursement and other obligations to Fannie Mae; (3) agree to credit enhancement pricing that shall be determined by Fannie Mae; and (4) amend, modify, supplement or amend and restate the Related Bond Documents and the Bond Property Loan Documents with respect to such Bond Property, all as deemed necessary by Fannie Mae;

     (viii) Owner shall have obtained the consent of the Issuer with respect to the Related Bonds, the Related Trustee and each other party to the Related Bond Documents and the Bond Property Loan Documents that is required under the terms of such documents to consent to a transfer of the Bond Property;

     (ix) all documentation relating to the foregoing shall be acceptable to Fannie Mae in all respects, including legal opinions, release documentation and any amendments to this Agreement or the other Transaction Documents;

     (x) Owner or the Permitted Transferee shall have paid to Fannie Mae it customary transfer and assumption fees consisting of a $3000 non-refundable application fee and, upon completion of the Proposed
Transfer transaction, a transfer fee equal to one percent (1%) of the Allocable Facility Amount of the Bond Property that is proposed to be transferred. In addition, Owner shall have paid to Fannie Mae and Servicer, customary due diligence fees plus all out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by Fannie Mae or Servicer in connection with the foregoing, to the extent such expenses exceed $3000. Such additional amounts shall be paid by Owner on or prior to the closing date of the Proposed Transfer, or if such Proposed Transfer fails to close, within thirty (30) days of Owner's receipt of invoices therefor, and shall be payable regardless. of whether the Bond Property is or is not (for any reason) ultimately transferred; and

          (xi) Owner or the Permitted Transferee shall have paid to the appropriate parties all other fees, costs and expenses (including legal fees and expenses) payable by Owner to each of the related Issuer, the Related Trustee, the related Remarketing Agent, Fannie Mae and Servicer under the terms of the Bond Property Loan Documents and the Bond Documents with respect to such Bond Property in connection with the Proposed Transfer.

          (b) PERMITTED TRANSFERS. Fannie Mae's consent to a Proposed Transfer shall become effective upon (i) Fannie Mae's determination, that each of the conditions set forth above have been satisfied in full, and (ii) Fannie Mae's execution and delivery to Owner of a written instrument releasing (in whole or in part as applicable) Owner from its obligations under and with respect to the Related Bonds, the other Related Bond Documents, the Bond Property Loan Documents with respect to such Bond Property, and the related Facility. Any transfer of a Bond Property consented to by Fannie Mae in accordance with the provisions set forth above (a "PERMITTED TRANSFER") shall be made together with and subject to (1) the Related Bonds, (2) the other Related Bond Documents (subject to any amendments and modifications required by Fannie Mae in accordance with subsection (a) above), (3) the Bond Property Loan Documents with respect to such Bond Property (subject to any amendments and modifications required by Fannie Mae in accordance with subsection
(a) above), and (4) Fannie Mae's credit enhancement with respect to such Bond Property. Notwithstanding anything herein or in the Bond Property Loan Documents with respect to such Bond Property to the contrary, Owner shall not be required to pay the Prepayment Premium otherwise required under any the Related Mortgage Note in connection with a Permitted Transfer.

     SECTION 4.6 CREDIT ENHANCEMENT OF OLYMPIAD PROJECT.

          (a) CREDIT ENHANCEMENT OF THE OLYMPIAD PROJECT. On or before August 1, 1997, Owner and Servicer may request that a new tax-exempt housing bond transaction (the "OLYMPIAD BOND TRANSACTION") with respect to that certain Multifamily Residential Property located in Montgomery, Alabama and commonly known as Olympiad Apartments (the "OLYMPIAD PROJECT") be added to the Fannie Mae Credit Facility as a New Bond Property. Subject to satisfaction in full of the conditions and limitations set forth in this section 4.6, Fannie Mae shall grant its approval to the addition of the Olympiad Bond Transaction and Fannie Mae's credit enhancement with respect thereto (the "OLYMPIAD CREDIT ENHANCEMENT") by issuing a Guaranteed Mortgage Pass-Through Certificate substantially in the form of the Related Fannie Mae Pass-Through Certificates for the benefit of the trustee with respect to the Olympiad Bond Transaction. Fannie Mae's agreement to provide the Olympiad

Credit Enhancement is subject to Fannie Mae's determination in Fannie Mae's discretion that each of the following conditions have been satisfied in full:

          (i) the Olympiad Bond Transaction shall close on or before December 1, 1997 (the "OLYMPIAD COMMITMENT TERMINATION DATE");

          (ii) No Event of Default or Potential Event of Default shall have occurred;

          (iii) The mortgage loan with respect to the Olympiad Bond Transaction (the "OLYMPIAD MORTGAGE LOAN") shall be originated by either
     (A) Servicer and assigned to Fannie Mae or (B) an independent third-party issuer and then assigned in succession to Servicer and then to Fannie Mae, and such mortgage loan shall otherwise comply with all other Fannie Mae Charter Act requirements for multifamily loans;

          (iv) The following underwriting tests shall be satisfied:

               (A) the actual fixed interest rate (including the base interest rate payable on the Olympiad Refunding Bonds plus all issuer's fees, trustee's fees, credit enhancement fees and other fees payable under the mortgage note) with respect the Olympiad Mortgage Loan shall not exceed 8%;

               (B) the ratio (expressed as a percentage) of the Facility Amount of Olympiad Bond Transaction to the Value of the Olympiad Project, will be equal to or less than ninety-three percent (93%); and

               (C) the ratio of (1) the Net Operating Income of the Olympiad
                   Project for the twelve (12) month period ending within sixty (60) days of the proposed date for the addition of the Olympiad Project, to (2) the anticipated scheduled debt service due with respect to the Olympiad Project for the twelve (12) months immediately following the Olympiad Refunding Closing Date, each as determined by Fannie Mae in its discretion, will be equal to or exceed 103:1;

          In addition, if the actual fixed interest rate (including the base interest rate payable on the Olympiad Refunding Bonds plus all issuer's fees, trustee's fees, credit enhancement fees and other fees payable under the mortgage note) with respect the Olympiad Mortgage Loan shall (I) be less than or equal to 7%, then Fannie Mae's credit enhancement fee with respect to such Olympiad Mortgage Loan shall be .65% or 65 "basis points", or (II) exceed 7% but be less than or equal to 8%, then Fannie Mae's credit enhancement fee with respect to such Olympiad Mortgage Loan shall be determined by Fannie Mae in its discretion;


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

          (v) All documentation (including any amendments to this Agreement and the other Transaction Documents) relating to the Olympiad Bond Transaction shall be the same in all material respects as the documentation relating to the existing Bonds, subject to such modifications as may be necessary and which, in any event, are agreed to by Owner and approved by Fannie Mae in its discretion and the terms and conditions of the Olympiad Refunding Bonds, the related bond documents, mortgage loan documents and other documents delivered in connection with the Olympiad Bond Transaction (the "OLYMPIAD REFUNDING DOCUMENTS"), shall be satisfactory to Fannie Mae, including the following:

          (A) such Olympiad Bond Transaction shall be incorporated into and be governed by the terms of this Agreement;

          (B) the principal amount of the Olympiad Mortgage Loan shall be equal to or less than $5,350,000.00;

          (C) the principal amortization schedule of the Olympiad Mortgage Loan shall be sufficient to cause such Olympiad Mortgage Loan to fully amortize by July 1, 2016;

          (D) the Olympiad Refunding Bonds shall mature on August 1, 2016;

          (E) the Olympiad Refunding Documents shall contain cross-default and cross-collateralization provisions that conform to the existing Transaction Documents;

     Notwithstanding the foregoing, the Prepayment Premium with respect to the Olympiad Refunding Transaction shall continue for not less than ten
     (10) years from the closing date of the Olympiad Bond Transaction (the "OLYMPIAD REFUNDING CLOSING DATE");

     (vi) Owner shall execute and deliver to Fannie Mae a certificate (an "OWNER'S DATE-DOWN CERTIFICATE") confirming that all of the representations and warranties set forth in this Agreement (including those with respect to the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio as set forth in section 2.1(h)) are true, correct and complete after giving effect to the Olympiad Bond Transaction;

     (vii) Each of Owner and each Guarantor, to the extent applicable, shall have delivered to Fannie Mae appropriate evidence satisfactory to Fannie Mae of its authority to execute and deliver the Olympiad
Refunding Documents to which it is a party;

     (viii) Fannie Mae shall have received from Servicer such representations, warranties, undertakings and such other certificates as Fannie Mae shall customarily require relating to the Olympiad Bond Transaction;


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


     (ix) Fannie Mae shall have received such opinions of bond counsel, trustee's counsel and issuer's counsel, and such other opinions and certificates as Fannie Mae shall reasonably require relating to the Olympiad Bond Transaction;

     (x) Fannie Mae shall have received an opinion of counsel to Owner concerning such matters as Fannie Mae may reasonably require relating to the Olympiad Bond Transaction and Fannie Mae shall otherwise have received satisfactory evidence that all conditions to the effectiveness and enforceability of the Olympiad Refunding Documents have been fully satisfied;

     (xi) All legal opinions relating to the Olympiad Bond Transaction shall be the same in all material respects as the opinions relating to the existing Transaction Documents and otherwise in form and substance satisfactory to Fannie Mae;

     (xii) Fannie Mae shall have received certified copies of all consents and authorizations (including Governmental Approvals, if any), necessary for the applicable issuer or Owner to execute, deliver and perform their respective obligations under the Olympiad Refunding Documents;

     (xiii) Fannie Mae shall nave received certified copies of (A) such issuer's charter or certificate of incorporation and by-laws, if any, (B) the resolution or resolutions of such issuer authorizing the execution, delivery and performance of its obligations under the Olympiad Refunding Documents to which it is a party and (C) certified copies of all other documents evidencing any other official action of such issuer taken with respect to the Olympiad Bond Transaction, as each such item is then in full force and effect;

     (xiv) Fannie Mae shall have received copies of all documents relating to the closing of such Olympiad Bond Transaction, authenticated to Fannie Mae's reasonable satisfaction;

     (xv) Fannie Mae shall have received true and correct copies of rating letters from the Rating Agency rating the Olympiad Refunding Bonds confirming that such bonds have received the same rating afforded other debt instruments of the character of the Olympiad Refunding Bonds and which are credit enhanced by Fannie Mae;

     (xvi) Owner shall have executed and delivered to Fannie Mae such amendments and modifications to this Agreement or the other Transaction Documents and Fannie Mae shall have received such other documents, certificates, filings, legal opinions, approvals or instruments, as Fannie
Mae shall deem necessary in order to effectuate the Olympiad Bond Transaction;

     (xvii) Fannie Mae shall have received payment in full of all fees and expenses (including fees and disbursements of Fannie Mae's and the Servicer's counsel and accountants), incurred in connection with or related to the Olympiad Bond Transaction


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

     and the preparation, review, execution and delivery of the Olympiad Refunding Documents; and

          (xviii) Subject to the qualifications set forth above, all documentation relating to the foregoing shall be acceptable to Fannie Mae in its discretion in all respects, including all legal opinions, title insurance policies and endorsements, Security Instruments, Replacement Reserve Agreements, indentures, collateral agreements, assignments and any amendments necessary to this Agreement or the other Transaction Documents.

          (b) ADDITION OF OLYMPIAD PROJECT. Upon satisfaction in full of the conditions and limitations set forth in this section 4.6 with respect to the Olympiad Bond Transaction, the Olympiad Project shall be deemed a New Bond Property and shall be added to the Fannie Mae Credit Facility. The addition of the Olympiad Project to the Fannie Mae Credit Facility shall become effective only upon Fannie Mae's execution and delivery to Owner of a New Property Confirmation. Upon the execution and delivery of any such New Property Confirmation in accordance with this section 4.6, this Agreement shall be automatically deemed amended and supplemented to incorporate the terms and provisions of such New Property Confirmation.

     SECTION 4.7 CERTAIN PERMITTED TRANSFERS OF OWNERSHIP INTERESTS.

Notwithstanding anything to the contrary set forth in this Agreement or in the Mortgages, in connection with the Olympiad Bond Transaction and/or the Eden Crossing Bond Transaction a "Transfer" (as defined in Uniform Covenant 19 of the Mortgages) of not more than five percent (5%) in the aggregate with respect to both such bond transactions, of the direct beneficial ownership interests in Owner may occur, provided that, such "Transfer" (a) is made to an Affiliate of Owner, (b) occurs in consideration of such Affiliates conveyance of the Olympiad Project to Owner and (c) consists solely of limited partnership interests in Owner.

     SECTION 4.8 CREDIT ENHANCEMENT OF EDEN CROSSING PROJECT.

          (a) CREDIT ENHANCEMENT OF THE EDEN CROSSING PROJECT. On or before November 1, 1997, Owner and Servicer may request that Fannie Mae provide credit enhancement (the "EDEN CROSSING BOND TRANSACTION") with respect to a new tax-exempt housing bond transaction relating to that certain Multifamily Residential Property located in Escambia County, Florida and commonly known as Eden Crossing Apartments (the "EDEN CROSSING PROJECT"), and in connection therewith, that the Eden Crossing Project be added to the Fannie Mae Credit Facility as a New Bond Property. Subject to satisfaction in full of the conditions and limitations set forth in this section 4.8, Fannie Mae shall grant its approval to the Eden Crossing Bond Transaction, the addition of the Eden Crossing Project to the Fannie Mae Credit Facility and Fannie Mae's credit enhancement with respect thereto (the "EDEN CROSSING CREDIT ENHANCEMENT") by issuing a Guaranteed Mortgage Pass-Through Certificate substantially in the form of the Related Fannie Mae Pass-Through Certificates for the benefit of the trustee with respect to the Eden Crossing Bond Transaction. Fannie Mae's agreement to provide the


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

Eden Crossing Credit Enhancement is subject to Fannie Mae's determination in Fannie Mae's discretion that each of the following conditions have been satisfied in full:

          (i) the Eden Crossing Bond Transaction shall close on or before December 1, 1997 (the "EDEN CROSSING COMMITMENT TERMINATION DATE");

          (ii) No Event of Default or Potential Event of Default shall have occurred;

          (iii) The mortgage loan with respect to the Eden Crossing Bond Transaction (the "EDEN CROSSING MORTGAGE LOAN") shall be originated by either (A) Servicer and assigned to Fannie Mae or (B) an independent third-party issuer and then assigned in succession to Servicer and then to Fannie Mae, and such mortgage loan shall otherwise comply with all Fannie Mae Charter Act requirements for multifamily loans;

          (iv) The following underwriting tests shall be satisfied:

               (A) the actual fixed interest rate (including the base
                   interest rate payable on the Eden Crossing Bonds plus all issuer's fees, trustee's fees, credit enhancement fees and other fees payable under the mortgage note) with respect the Eden Crossing Mortgage Loan shall not exceed 8%;

               (B) the ratio (expressed as a percentage) of the Facility Amount of Eden Crossing Bond Transaction to the Value of the Eden Crossing Project, will be equal to or less than eighty-five and seventy-one hundredths percent (85.71%);
                   and

               (C) the ratio of (1) the Net Operating Income of the Eden
                   Crossing Project for the twelve (12) month period ending within sixty (60) days of the proposed date for the addition of the Eden Crossing Project, to (2) the anticipated scheduled debt service due with respect to the Eden Crossing Project for the twelve (12) months immediately following the closing date of the Eden Crossing Bond Transaction (the "EDEN CROSSING CLOSING DATE"), each as determined by Fannie Mae in its discretion, will be equal to or exceed 1.10:1;

     In addition, if the actual fixed interest rate (including the base interest rate payable on the Eden Crossing Bonds plus all issuer's fees, trustee's fees, credit enhancement fees and other fees payable under the mortgage note) with respect the Eden Crossing Mortgage Loan shall (I) be less than or equal to 7%, then Fannie Mae's credit enhancement fee with respect to such Eden Crossing Mortgage Loan shall be .65% or 65 "basis points", or (II) exceed 7% but be less than or equal to 8%, then Fannie Mae's


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

     credit enhancement fee with respect to such Eden Crossing Mortgage Loan shall be determined by Fannie Mae in its discretion;

          (v) All documentation (including any amendments to this Agreement and the other Transaction) relating to the Eden Crossing Bond Transaction shall be the same in all material respects as the documentation relating to the existing Bonds, subject to such modifications as may be necessary and which, in any event, are agreed to by Owner and approved by Fannie Mae in its discretion and the terms and conditions of the Eden Crossing Bonds, the related bond documents, mortgage loan documents and other documents delivered in connection with the Eden Crossing Bond Transaction (the "EDEN CROSSING REFUNDING DOCUMENTS"), shall be satisfactory to Fannie Mae, and upon completion of the Eden Crossing Bond Transaction include the following:

               (A) such Eden Crossing Bond Transaction shall be incorporated into and be governed by the terms of this Agreement;

               (B) the principal amount of the Eden Crossing Mortgage Loan shall be equal to or less than $6,000,000.00;

               (C) the principal amortization schedule of the Eden Crossing
                   Mortgage Loan shall be sufficient to cause such Eden Crossing Mortgage Loan to fully amortize by July 1, 2016;

               (D) the Eden Crossing Bonds shall mature on August 1, 2016; and

               (E) the Eden Crossing Refunding Documents shall contain
                   cross-default and cross-collateralization provisions that conform to the existing Transaction Documents;

     Notwithstanding the foregoing, the Prepayment Premium with respect to the Eden Crossing Mortgage Loan shall continue for not less than ten
     (10) years from the Eden Crossing Closing Date;

     (vi) Owner shall execute and deliver to Fannie Mae an Owner's Date-Down Certificate confirming that all of the representations and warranties set forth in this Agreement (including those with respect to the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio as set forth in section 2.1(h)) are true, correct and complete after giving effect to the Eden Crossing Bond Transaction;

     (vii) Each of Owner and each Guarantor, to the extent applicable, shall have delivered to Fannie Mae appropriate evidence satisfactory to Fannie Mae of its authority to execute and deliver the Eden Crossing Refunding Documents to which it is a party;

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

     (viii) Fannie Mae shall have received from Servicer such representations, warranties, undertakings and such other certificates as Fannie Mae shall customarily require relating to the Eden Crossing Bond Transaction;

     (ix) Fannie Mae shall have received such opinions of bond counsel, trustee's counsel and issuer's counsel, and such other opinions and certificates as Fannie Mae shall reasonably require relating to the Eden Crossing Bond Transaction;

     (x) Fannie Mae shall have received an opinion of counsel to Owner concerning such matters as Fannie Mae may reasonably require relating to the Eden Crossing Bond Transaction and Fannie Mae shall otherwise have received satisfactory evidence that all conditions to the effectiveness and enforceability of the Eden Crossing Remarketing Documents have been fully satisfied;

     (xi) All legal opinions relating to the Eden Crossing Bond
Transaction shall be the same in all material respects as the opinions relating to the existing Transaction Documents and otherwise in form and substance satisfactory to Fannie Mae;

     (xii) Fannie Mae shall have received certified copies of all consents and authorizations (including Governmental Approvals, if any), necessary for the applicable issuer or Owner to execute, deliver and perform their respective obligations under the Eden Crossing Refunding Documents;

     (xiii) Fannie Mae shall have received certified copies of (A) such issuer's charter or certificate of incorporation and by-laws, if any,
(B) the resolution or resolutions of such issuer authorizing the execution, delivery and performance of its obligations under the Eden Crossing Refunding Documents to which it is a party and (C) certified copies of all other documents evidencing any other official action of such issuer taken with respect to the Eden Crossing Bond Transaction, as each such item is then in full force and effect;

     (xiv) Fannie Mae shall have received copies of all documents relating to the closing of such Eden Crossing Bond Transaction, authenticated to Fannie Mae's reasonable satisfaction;

     (xv) Fannie Mae shall have received true and correct copies of rating letters from the Rating Agency rating the Eden Crossing Bonds confirming that such bonds have received the same rating afforded other debt instruments of the character of the Eden Crossing Bonds and which are credit enhanced by Fannie Mae;

     (xvi) Owner shall have executed and delivered to Fannie Mae such amendments and modifications to this Agreement or the other Transaction Documents and Fannie Mae shall have received such other documents, certificates, filings, legal opinions, approvals or instruments, as Fannie Mae shall deem necessary in order to effectuate the Eden Crossing Bond Transaction;

          (xvii) Fannie Mae shall have received payment in full of all fees and expenses (including fees and disbursements of Fannie Mae's and the Servicer's counsel and accountants), incurred in connection with or related to the Eden Crossing Bond Transaction and the preparation, review, execution and delivery of the Eden Crossing Refunding Documents; and

          (xviii) Subject to the qualifications set forth above, all documentation relating to the foregoing shall be acceptable to Fannie Mae in its discretion in all respects, including all legal opinions, title insurance policies and endorsements, Security Instruments, Replacement Reserve Agreements, indentures, collateral agreements, assignments and any amendments necessary to this Agreement or the other Transaction Documents.

          (b) ADDITION OF EDEN CROSSING PROJECT. Upon satisfaction in full of the conditions and limitations set forth in this section 4.8 with respect to the Eden Crossing Bond Transaction, the Eden Crossing Project shall be deemed a New Bond Property and shall be added to the Fannie Mae Credit Facility. The addition of the Eden Crossing Project to the Fannie Mae Credit Facility shall become effective only upon Fannie Mae's execution and delivery to Owner of a New Property Confirmation. Upon the execution and delivery of any such New Property Confirmation in accordance with this section 4.8, this Agreement shall be automatically deemed amended and supplemented to incorporate the terms and provisions of such New Property Confirmation.

          (c) INTERIM SUBSTITUTION OF EDEN CROSSING PROJECT. If prior to the completion of the Eden Crossing Bond Transaction, Fannie Mae in its discretion agrees to provide substitute credit enhancement for the existing bond financing with respect to the Eden Crossing Project (the "EDEN CROSSING SUBSTITUTION TRANSACTION") then Fannie Mae's agreement to provide the Eden Crossing Credit Enhancement shall terminate and be of no further force or effect.

                              ARTICLE V.

             SERVICING; REPLACEMENT OF CREDIT ENHANCEMENT

     SECTION 5.1 SERVICING.

          Owner acknowledges that Fannie Mae has designated or may designate an independent contractor to service the Mortgage Loans, the Bond Property Loan Documents and the Reimbursement Loan Documents. Owner agrees that to the extent that any provision in this Agreement or any other Transaction Document requires, at stipulated dates or at the request of Fannie Mae, the delivery by Owner of certain notices, documents, certificates, opinions, and


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

financial or other information to Fannie Mae or the Lender (as such term is used and defined in the Mortgage Documents), all such items shall instead be delivered to, or at the request of, Servicer, subject to the provisions of this section. Owner acknowledges and agrees that Fannie Mae has delegated or may delegate certain functions to Servicer with respect to the Transaction Documents, subject to and in accordance with the Servicing Agreement. Owner further acknowledges and agrees that in connection with any provision in this Agreement or in any other Transaction Document requiring that any notices, documents or other information shall be given to Servicer, or that Servicer shall have the right to request any documents or other information from Owner, Fannie Mae shall have the right to instruct Owner to instead (a) deliver such items directly to Fannie Mae or to such other Person as Fannie Mae may, from time to time, designate, and (b) act in accordance with the instructions of Fannie Mae with respect to any such items or any other rights Servicer may have under this Agreement or under any other Transaction Document. In addition, Owner agrees that any right of Fannie Mae to give or deliver to Owner any notice or other communications, or to receive from Owner any document or other information, may be given, delivered or received by Servicer, unless otherwise directed by Fannie Mae. Owner shall act in accordance with any instructions received from Fannie Mae pursuant to this section. Owner further acknowledges and agrees that Fannie Mae reserves the unconditional right to replace Servicer with or without cause, with a substitute Servicer chosen by Fannie Mae in its discretion.

     SECTION 5.2  REPLACEMENT OF FANNIE MAE CREDIT ENHANCEMENT.

          Except as otherwise permitted upon a substitution or release of a Property pursuant to section 4.2 or section 4.3, respectively, Owner will not cause any Related Trustee to terminate any Related Fannie Mae Pass-Through Certificate (except in connection with the repayment of all of the outstanding Related Bonds) or replace any Related Fannie Mae Pass-Through Certificate with alternate credit enhancement unless prior to or simultaneously with the effectiveness of such termination or replacement:

          (a) the Related Fannie Mae Pass-Through Certificate is replaced or terminated with respect to all of the outstanding Bonds;

          (b) Owner shall have received a statement from Fannie Mae to the effect that Owner has paid to Fannie Mae the amount of all Reimbursable Advances and any other outstanding obligations of Owner to Fannie Mae hereunder, whether or not such Reimbursable Advances or other amounts are otherwise then due;

          (c) Fannie Mae determines that no part of any payments made by Owner prior to or concurrently with the credit enhancement termination or replacement will likely result in an avoidance or any other recovery or disgorgement pursuant to the Bankruptcy Code (including sections 544, 547, 549 or 550 thereof) or any other applicable bankruptcy or insolvency law which would result in Fannie Mae having any liability under any Related Fannie Mae Pass-Through Certificate, or Owner will provide Cash Collateral or make other arrangements acceptable to Fannie Mae in its discretion to ameliorate such risk of avoidance, recovery or disgorgement; and

     (d) Owner shall have paid the Prepayment Premium with respect to the Mortgage Loans in accordance with the requirements of the Mortgage Notes calculated based on the assumption that the Mortgage Loan is being prepaid in full on the day immediately preceding the effective date of the alternative credit enhancement.

                             ARTICLE VI.

                   EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.1 EVENTS OF DEFAULT.

          Each of the following events shall constitute an "Event of Default" under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of Owner, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

          (a) the occurrence of a default under any Transaction Document beyond any cure period set forth therein; or

          (b) the failure by Owner to pay when due any amount payable by Owner under any Related Mortgage Note, any Mortgage, this Agreement or any other Transaction Document, including any fees, costs or expenses; or

          (c) the failure by Owner to perform or observe any covenant set forth in subsections 2.2(a), (b), (c), (g), (h), (j), (o) to (q) inclusive, or (s) to (v) inclusive, in subsections 2.3 (a) to (e) inclusive, or (g) to (j) inclusive or in section 2.5; or

          (d) the failure by Owner to perform or observe any covenant set forth in subsection 2.2(d) or (k) to (m) inclusive, or in section 2.3(l), within ten (10) days after receipt of notice from Servicer or Fannie Mae; or

          (e) the failure by Owner to perform or observe any covenant set forth in subsections 2.2(i) or 2.3(k) hereunder, within twenty (20) days after receipt of notice from Servicer or Fannie Mae; or

          (f) any warranty, representation or other written statement made by or on behalf of Owner contained in this Agreement, any other Transaction Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made or deemed made; or

          (g) any other Indebtedness in an aggregate amount in excess of $75,000.00 of Owner or assumed by Owner (i) is not paid when due nor within any applicable grace period in any agreement or instrument relating to such Indebtedness or (ii) becomes due and payable before its normal maturity by reason of a default or event of default, however described, or any other event of default shall occur and continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or

          (h) (i) Owner, General Partner or any Guarantor shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,
(D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that Owner, General Partner or any Guarantor has no liability or obligations under this Agreement or any other Transaction Document to which it is a party; or (H) take any action for the purpose of effecting any of the foregoing; or (ii) a case or other proceeding shall be commenced against Owner, General Partner or any Guarantor in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding upon or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of Owner, General Partner or any Guarantor, or of all or a substantial part of the property, domestic or foreign, of Owner, General Partner or any Guarantor and any such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or any order granting the relief requested in any such case or proceeding against Owner, General Partner or any Guarantor (including an order for relief under such Federal bankruptcy laws) shall be entered; or

          (i) if any provision of this Agreement or any other Transaction Document or the lien and security interest purported to be created hereunder or under any Transaction Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any Issuer or Owner, as the case may be, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Transaction Document shall be contested by Owner seeking to establish the invalidity or unenforceability hereof or thereof, or any Issuer or Owner, as the case may be, shall deny that it has any further liability or obligation hereunder or thereunder; or

          (j) if a "Transfer" (as defined in any Related Mortgage) shall occur in violation of Uniform Covenant 19 (as modified by the applicable Special Rider to Multifamily Instrument) of any Related Mortgage or if any Property or any part thereof is otherwise conveyed, assigned, mortgaged, pledged, leased or encumbered in any way other than as permitted under this Agreement or any Related Mortgage without the prior written consent of Fannie Mae; or

          (k) the execution by Owner of a chattel mortgage or other security agreement on any materials, fixtures or articles used in the construction or operation of the improvements located on any Property or on articles of personal property located therein, or (y) if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the ownership thereof will not vest unconditionally in Owner free from encumbrances, or (z) if Owner does not furnish to Fannie Mae upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Owner claims title to such materials, fixtures, or articles; or

          (l) failure, upon request, to furnish to Fannie Mae the results of official searches made by any Governmental Authority, or failure by Owner to comply with any requirement of any Governmental Authority within 30 days after written notice of such requirement shall have been given to Owner by such Governmental Authority; provided that, if action is commenced and diligently pursued by Owner within such 30 days, then Owner shall have an additional 30 days to comply with such requirement; or

          (m) a dissolution or liquidation for any reason (whether voluntary or involuntary) of Owner or its Subsidiaries; or

          (n) if General Partner shall fail to qualify as a "Qualified REIT Subsidiary" or if AIMCO REIT shall fail to qualify as a real estate investment trust under Subchapter M of the Code; or

          (o) any judgment against Owner, any attachment or other levy against any portion of Owner's assets with respect to a claim in an amount in excess of $50,000.00 individually and/or $175,000.00 in the aggregate remains unpaid, unstayed on appeal undischarged, unbonded, not fully insured or undismissed for a period of sixty (60) days; or

          (p) the failure by Owner to maintain insurance with respect to each Property in accordance with the terms of the Related Mortgage with respect to each such Property; or

          (q) the failure by Owner to perform or observe the covenants with respect to Hazardous Materials or Hazardous Materials Laws set forth in any Mortgages or in any other Transaction Document including, the covenants set forth in Paragraph D of the Rider to Multifamily Instrument constituting a part of each Mortgage; or

          (r) the failure by Owner to cause the Gross Cash Flow with respect to any Property to be deposited into the applicable Property Account in accordance with the requirements of the Cash Management Agreement; or

          (s) the failure by Owner to perform or observe any term, covenant, condition or agreement hereunder, other than as set forth in subsections (a) through (r) above, or in any other Transaction Document, within thirty (30) days after receipt of notice from Servicer or Fannie Mae identifying such failure; PROVIDED, HOWEVER, that if in Fannie Mae's judgment, (i) the cure of such failure requires a period in excess of thirty (30) days, (ii) such failure will not result in a Material Adverse Effect, and (iii) corrective action is instituted by Owner within such period and pursued diligently and in good faith, then such failure shall not constitute an Event of Default unless such failure is not cured by Owner within sixty (60) days after receipt of notice from Servicer or Fannie Mae identifying such failure; or

          (t) the failure by Owner to cause an amended certificate of limited partnership to confirming the substitution of General Partner as Owner's sole general partner to be duly filed with the Florida Secretary of State on or before July 19, 1996, and to provide Fannie Mae with a certified copy of such filing on or before July 31, 1996; or

          (u) (a) Owner, General Partner, any Guarantor or any Issuer shall have asserted that it has no liability or obligations under this Agreement or under any Transaction Document to which it is a party or that the liens and the security interests purported to be created by the Mortgage Loan Documents shall not be a valid and perfected first priority security interest subject to no Liens except Permitted Liens; or (b) any Governmental Authority having jurisdiction over the Owner, General Partner, any Guarantor or any Issuer shall find or rule that any material provision of this Agreement or any Transaction Document to which it is a party is not valid and binding on such person or that the lien and the security interest purported to be created by any Mortgage Loan Document shall not be a valid and perfected first priority security interest subject to no Liens except Permitted Liens.

     SECTION 6.2 REMEDIES.

          Upon the occurrence of an Event of Default, Fannie Mae may in its discretion, but shall not be obligated to, exercise any or all of the following remedies:

          (a) declare all amounts payable by Owner under this Agreement or the other Transaction Documents to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or notice of any kind, all of which are hereby expressly waived; or

          (b) exercise all or any of its rights and remedies as it may otherwise have under Applicable Law and under this Agreement or the other Transaction Documents or otherwise by such suits, actions, or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, either for specific performance of any covenant or agreement contained in this Agreement or any other Transaction Document, or in aid or execution of any power therein granted or for the enforcement of any proper legal or equitable remedy; or


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

     (c) demand and Owner shall provide cash collateral or Government Obligations in the full amount of the outstanding obligations under all of the Bonds whether or not due and payable; or

     (d) apply all or any portion of the Collateral to any Obligations or other obligation of Owner under this Agreement or any other Transaction Document, in such amounts, at such times and in such order as determined by Fannie Mae in its discretion. Owner acknowledges that this may include, among other things, applying funds or directing Servicer to apply funds on deposit in any Property Account or the Central Account to prepay the applicable Related Bonds or to prepay any other Related Bonds or reimbursement or other payment obligations under this Agreement or any other Transaction Document. Such funds may be applied to prepay or reduce amounts outstanding under one or more issues of Related Bonds regardless of whether such amounts are then due and owing; or

     (e) deliver to the Related Trustees written notice that an Event of Default has occurred under this Agreement and directing the Related Trustees to take such action pursuant to the Transaction Documents as Fannie Mae may determine, including a request that the Related Trustees declare the principal of all or a portion of the Related Bonds then outstanding and the interest accrued thereon to be immediately due and payable in accordance with the terms and conditions of the Related Indentures.

     No failure or delay on the part of Fannie Mae to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any further right or remedy hereunder or under any other Transaction Document. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or under any Transaction Document. No exercise by Fannie Mae of any remedy under any Transaction Document shall operate as a limitation on any rights or remedies of Fannie Mae under this Agreement.

     In order to entitle Fannie Mae to exercise any remedy reserved to Fannie Mae in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of any of the Transaction Documents. The rights and remedies of Fannie Mae specified in this Agreement are for the sole and exclusive benefit, use and protection of Fannie Mae, and Fannie Mae is entitled, but shall have no duty or obligation to Owner, any Issuer, any Related Trustee, any Bondholder with respect to any of the Bonds, or otherwise,
(a) to exercise or to refrain from exercising any right or remedy reserved to Fannie Mae hereunder, or (b) to cause any Related Trustee or any other party to exercise or to refrain from exercising any right or remedy available to it under any of the Transaction Documents.


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


                          ARTICLE VII.

                         MISCELLANEOUS

     SECTION 7.1 WAIVERS, AMENDMENTS.

          This Agreement may be amended only by a written instrument duly executed by each of the parties hereto. Owner may take any action herein prohibited or omit to perform any act herein required to be performed or omit to perform any act herein required to be performed by it, only if Owner shall first obtain the written consent of Fannie Mae thereto. No course of dealing between Owner and Fannie Mae, nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of Fannie Mae hereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.2 SURVIVAL OF REPRESENTATION AND WARRANTIES.

          All statements contained in any Transaction Document or in any certificate, financial statement or other instrument delivered by or on behalf of Owner pursuant to or in connection with this Agreement (including any such statement made in or in connection with any amendment hereto or thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement (a) shall be made and shall be true at and as of the date of this Agreement, the Fannie Mae Facility Closing Date and
(b) shall survive the execution and delivery of this Agreement, regardless of any investigation made by Fannie Mae or on its behalf.

     SECTION 7.3 NOTICES.

          All notices, directions, certificates or other communications hereunder shall be given by certified or registered mail, return receipt requested, OR by overnight courier addressed to the appropriate notice address set forth below. Any of the parties hereto may, by a notice to the other party specifically captioned "Notice of Change of Address pursuant to section 7.3 of the Master Reimbursement Agreement", designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this Agreement. Any such notice, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this section 7.3. Unless otherwise directed by Fannie Mae pursuant to section 7.19, all notices pursuant to this Agreement shall also be given to Servicer in accordance with this section 7.3. The notice addresses are as follows:


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

(a) if to Owner:

    OTC Apartments Limited Partnership
    1873 South Bellaire Street, 17th Floor
    Denver, Colorado 80222-4348
    Attention: Vice Chairman

(b) if to Fannie Mae:

    if by mail or overnight courier:

        Fannie Mae
        3900 Wisconsin Avenue, N.W.
        Washington, D.C. 20016
        Attention: Senior Vice President -Multifamily Activities

    if by messenger:

        Fannie Mae
        3939 Wisconsin Avenue, N.W.
        Washington, D.C. 20016
        Attention: Senior Vice President -Multifamily Activities


    in each case, with copies to:

        Fannie Mae
        Southwest Regional Office
        Two Galleria Tower
        13455 Noel Road, Suite 600
        Dallas, Texas
        Attention: Regional Vice President - Multifamily Activities

    and to:


        Fannie Mae
        3900 Wisconsin Avenue, N.W.
        Washington, D.C. 20016
        Attention: Multifamily Mortgage Operations - Manager
                   Multifamily Deliveries


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

        (c) if to Servicer:

        GMAC Commercial Mortgage Corporation
        650 Drescher Road
        Horsham, Pennsylvania 19044-8015
        Attention: Barry Moore


     SECTION 7.4 PAYMENT PROCEDURE.

          Owner agrees that, unless otherwise directed pursuant to
section 5.1, all amounts due to Fannie Mae under Article III of this Agreement shall be paid to Servicer for remittance to Fannie Mae pursuant to the Servicing Agreement. All payments to be made to Servicer, for the account of Fannie Mae, pursuant to this Agreement shall be paid in immediately available funds to Servicer in accordance with the Related Mortgage Note or in accordance with instructions given to Owner by Servicer. Except as otherwise provided above in this section 7.4, all payments to be made to Fannie Mae pursuant to this Agreement shall be made before 2:00 p.m., Washington, D.C. time, on the date when due, in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated in writing by Fannie Mae unless Owner is otherwise instructed in writing by Fannie Mae.

     SECTION 7.5 CONTINUING OBLIGATION.

          This Agreement is a continuing obligation of Owner and shall, until the later of the Termination Date under the last remaining Related Fannie Mae Pass-Through Certificate or the date upon which all amounts due and owing to Fannie Mae hereunder shall have been paid in full, (a) be binding upon Owner and its successors and assigns and (b) inure to the benefit of and be enforceable by Fannie Mae and its successors, transferees and assigns; PROVIDED, that Owner may not assign all or any part of this Agreement without the prior written consent of Fannie Mae.

     SECTION 7.6 SATISFACTION REQUIREMENT.

          If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to, or subject to the satisfaction of, Fannie Mae, then, unless otherwise expressly specified herein, the determination of such satisfaction shall be made by Fannie Mae in its sole and exclusive judgment.

     SECTION 7.7 CONSENT OF FANNIE MAE.

          If any provision of this Agreement provides for the approval, consent, election, determination, exercise of discretion, choice, designation, judgment or waiver of or by Fannie Mae and if a basis for Fannie Mae granting such approval, consent, determination, election, exercise of discretion, choice, designation, judgment or waiver is not otherwise stated (i.e., that such approval, consent, election, determination, exercise of discretion, choice, designation,

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


judgment or waiver will be "reasonable"), then in each case such approval, consent, determination, election, exercise of discretion, choice, designation, judgment or waiver will be given by Fannie Mae in its sole and absolute discretion.

     SECTION 7.8 GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with, and the rights and remedies of the parties hereto shall be governed by, the laws of Florida without regard to conflicts of law, principles, except to the extent that Federal laws may prevail; provided, however, that matters respecting the creation, perfection, priority and foreclosure of the Lien on each Property granted pursuant to or in connection with the Transaction Documents shall be governed by, and construed and enforced in accordance with, the internal law of the state or commonwealth in which such Property is situated without giving effect to the conflicts of law principles of such state or commonwealth.

     SECTION 7.9 JURISDICTION CONSENT TO SERVICE.

          (a) Owner hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any court in the state of Florida or Federal court of the United States of America sitting in the state of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Bond Documents, the Mortgage Documents and every other Transaction Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall effect any right that Fannie Mae may otherwise have to bring any action or proceeding relating to this Agreement, the Bond Documents, the Mortgage Documents or the other Transaction Documents against Owner or its properties in the courts of any jurisdiction.

          (b) Owner hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Bond Documents, the Mortgage Documents or the other Transaction Documents in any Federal court or any court in the State of Florida. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in section 7.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


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

     SECTION 7.10 WAIVERS OF JURY TRIAL.

          OWNER AND FANNIE MAE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY BOND DOCUMENT, ANY MORTGAGE DOCUMENT OR ANY OTHER
TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 7.11 COUNTERPARTS.

          This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     SECTION 7.12 SEVERABILITY.

          Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction and the remaining portion of such provision and all other remaining provisions will be construed to render them enforceable to the fullest extent. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7.13 BUSINESS DAYS.

          If any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in any case be included in computing interest, if any, in connection with such payment.

     SECTION 7.14 ENTIRE AGREEMENT.

          This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Transaction Documents. Nothing in this Agreement or the other Transaction Documents, expressed or implied, is intended to confer upon any party other than the respective parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Transaction Documents; PROVIDED, HOWEVER, that as to Persons other than Fannie Mae and Owner that are parties to any of the Transaction Documents, such Persons


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

shall not have any rights, remedies, obligations or liabilities under this Agreement or any of the Transaction Documents except under such Transaction Documents as to which such Persons are direct parties.

     SECTION 7.15 HEADINGS.

          Section, subsection and paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

     SECTION 7.16 FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS.

          To the extent permitted by law, the parties to this Agreement agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Agreement and such further instruments as Fannie Mae may request and as may be reasonably required in the opinion of Fannie Mae or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any other Transaction Document.

     SECTION 7.17 ASSIGNMENT: TRANSFERS: THIRD-PARTY RIGHTS.

          Owner shall not assign this Agreement, or delegate any of the Obligations hereunder, without the prior written consent of Fannie Mae. This Agreement may not be transferred in any respect without the prior written consent of Fannie Mae. Nothing in this Agreement shall confer any right upon any holder of any Bond or any other Person other than the parties hereto and their successors and permitted assigns; PROVIDED, HOWEVER, that notwithstanding anything to the contrary herein, Servicer shall be a third party beneficiary with respect to Owner's covenants and obligations under section 3.4.

     SECTION 7.18 WAIVER OF CLAIMS.

          IN ORDER TO INDUCE FANNIE MAE TO EXECUTE AND DELIVER THE AGREEMENTS, OWNER HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO CLAIMS, SET-OFFS OR DEFENSES AS OF THE FANNIE MAE FACILITY CLOSING DATE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR IN CONNECTION WITH ANY OF THE OTHER TRANSACTION DOCUMENTS. TO THE EXTENT ANY SUCH CLAIMS, SET-OFFS OR DEFENSES MAY EXIST, WHETHER KNOWN OR UNKNOWN, THEY ARE EACH HEREBY WAIVED AND RELINQUISHED IN THEIR ENTIRETY.



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     SECTION 7.19 DISCLAIMER; ACKNOWLEDGEMENTS.

          Approval by Fannie Mae of Owner, the Mortgage Loans, the Bonds or otherwise shall not constitute a warranty or representation by Fannie Mae as to any matter. Nothing set forth in this Agreement, in any of the Transaction Documents or in the subsequent conduct of the parties shall be deemed to constitute Fannie Mae as the partner or joint venturer of any person for any purpose whatsoever.

     SECTION 7.20 CONFLICTS BETWEEN AGREEMENTS.

          Any terms and conditions contained in this Agreement that may also be contained in any of the Related Mortgage Notes, any of the Related Mortgages, any of the Reimbursement Loan Documents or any other Transaction Document to which Owner and Fannie Mae are parties, shall not, to the extent reasonably practicable, be construed to be in conflict with each other but rather shall be construed as duplicative, confirming, additional, or cumulative provisions. To the extent that any ultimate conflict is determined to exist between the terms and conditions of this Agreement and those set forth in any of the Related Mortgage Notes, any of the Related Mortgages, any of the Reimbursement Loan Documents or any of the other Transaction Document to which Owner and Fannie Mae are parties, the terms and conditions of this Agreement shall control.

    [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the date hereof.

                                 OTC APARTMENTS LIMITED
                                 PARTNERSHIP, a Florida limited partnership

                                 By: AIMCO/OTC QRS, INC., a Delaware
                                     corporation, its general partner

                                     By: /s/ Harry Alcock
                                         ----------------------------
                                           Name: Harry Alcock
                                           Title: Vice President

                                 FEDERAL NATIONAL MORTGAGE
                                 ASSOCIATION

                                 By: /s/ Thomas W. White
                                     -----------------------
                                     Name: Thomas W. White
                                     Title: Senior Vice President




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